UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☐	Soliciting Material Pursuant to §240.14a-12

HERITAGE COMMERCE CORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HERITAGE COMMERCE CORP

April 6, 2007

Dear Shareholder:

We are pleased to enclose our 2006 Annual Report on Form 10-K, Notice of 2007 Annual Meeting, Proxy Statement and Form of Proxy.

You are cordially invited to attend the 2007 Annual Meeting of Shareholders, which will be held at 1:00 p.m. on Thursday, May 24, 2007, at Heritage Commerce Corp’s offices, located at 150 Almaden Boulevard, San Jose, California, 95113.

The accompanying Notice of Annual Meeting and Proxy Statement provide information pertaining to the matters to be considered and acted upon at the Meeting.

Your continued support is appreciated and we hope you will attend the Annual Meeting. Whether or not you are personally present, it is very important that your shares be represented at the Meeting. Accordingly, please sign, date, and mail the enclosed proxy card promptly. If you wish to vote in accordance with the Board of Directors’ recommendations, it is not necessary to specify your choices. You may simply sign, date and return the enclosed proxy card. You may also vote by the internet or telephone by following the instructions on the enclosed proxy card.

Sincerely,

/s/ Jack W. Conner                           /s/ Walter T. Kaczmarek
Jack W. Conner     Walter T. Kaczmarek
Chairman of the Board    President and Chief Executive Officer

150 Almaden Boulevard, San Jose, California 95113 • Telephone (408) 947-6900 • Fax (408) 947-6910

HERITAGE COMMERCE CORP
Notice of Annual Meeting of Shareholders

The Annual Meeting of Shareholders of Heritage Commerce Corp (“Commerce Corp”) will be held at Commerce Corp’s offices, located at 150 Almaden Boulevard, San Jose, California 95113 on May 24, 2007, at 1:00 p.m., for the following purposes:
      1.  To elect the Board of Directors of Commerce Corp for terms expiring at the 2008 Annual Meeting of Shareholders;
      2.  To consider and transact such other business as may properly be brought before the meeting.

Shareholders of record at the close of business on March 28, 2007 are entitled to notice of and to vote at the meeting.

Provisions of the Bylaws of Commerce Corp govern nominations for election of members of the Board of Directors, as follows:

Nomination for election of directors may be made by the Board of Directors or by any holder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of Commerce Corp not less than 21 days, nor more than 60 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days’ notice is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of Commerce Corp not later than the close of business on the tenth day following the day on which the notice of such meeting is sent by third class mail (if permitted by law), no notice of intention to make nominations shall be required. Such notification shall contain the following information to the extent known to the notifying shareholder: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the number of shares of capital stock of Commerce Corp owned by each proposed nominee; (iv) the name and residence address of the notifying shareholder; (v) the number of shares of capital stock of Commerce Corp owned by the notifying shareholder; (vi) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and locations of any such institutions; (vii) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt; and (viii) a statement regarding the nominee’s compliance with Section 2.3 of the Bylaws.

Nominees for the Board of Directors must meet certain qualifications set forth in Section 2.3 of Commerce Corp’s Bylaws, which prohibit the election as a director of any person who is a director, executive officer, branch manager or trustee for any unaffiliated commercial bank, savings bank, trust company, savings and loan association, building and loan association, industrial bank or credit union that is engaged in business in (i) any city, town or village in which Commerce Corp or any affiliate or subsidiary thereof has offices, or (ii) any city, town or village adjacent to a city, town or village in which Commerce Corp or any affiliate or subsidiary thereof has offices.

All shareholders are cordially invited to attend the meeting in person. To ensure your representation at the meeting, you are requested to date, execute and return the enclosed proxy card, without delay, in the enclosed postage-paid envelope whether or not you plan to attend the meeting. Any shareholder present at the meeting may vote personally on all matters brought before the meeting. If you elect to vote personally at the meeting, your proxy will not be used.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Rebecca A. Levey
Rebecca A. Levey
Corporate Secretary
April 6, 2007
San Jose, California

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

PROXY STATEMENT
OF
HERITAGE COMMERCE CORP

150 Almaden Boulevard • San Jose, California 95113
Telephone (408) 947-6900 • Fax (408) 947-6910

This statement is furnished in connection with the solicitation of proxies to be used by the Board of Directors of Heritage Commerce Corp (“Commerce Corp”) at the Annual Meeting of Shareholders of Commerce Corp to be held at Commerce Corp’s offices, 150 Almaden Boulevard, San Jose, California, on May 24, 2007, at 1:00 p.m., and at any adjournments or postponements thereof (the “Meeting”).

This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about April 6, 2007.

The enclosed proxy is being solicited by Commerce Corp’s Board of Directors and the cost of the solicitation is being borne by Commerce Corp. The principal solicitation of proxies is being made by mail, although additional solicitation may be made by telephone, email, facsimile or personal visits by directors, officers and employees of Commerce Corp and its subsidiary bank.

PURPOSE OF THE MEETING

The Meeting is being held for the following purposes:

      1.  To elect the Board of Directors of Commerce Corp for a term expiring at the 2008 Annual Meeting of Shareholders.
                2.       To consider and transact such other business as may properly be brought before the meeting.

VOTING SECURITIES

Only shareholders of record of our common stock as of March 28, 2007 will be entitled to vote at the Annual Meeting. On March 28, 2007, there were 11,632,828 outstanding shares of common stock, which constituted all of the outstanding voting securities of Commerce Corp.

The presence at the meeting, in person or by proxy, of a majority of the shares of the common stock issued and outstanding on March 28, 2007, will constitute a quorum. Abstentions and broker non-votes (proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on a proposal) are counted as present in determining whether the quorum requirement is satisfied. However, broker non-votes will not be counted in determining the number of shares necessary for approval of any proposal.

All shares represented by each properly executed, unrevoked proxy received by us prior to the vote will be voted in the manner specified. If the manner of voting is not specified, the proxy will be voted FOR election of the Board of Directors nominees named herein. If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the proxy will have discretion to vote on these matters in accordance with their best judgment.

You may revoke your proxy at any time before it is actually voted at the meeting by:

•	delivering written notice of revocation to our Corporate Secretary at our executive offices as identified in this proxy statement;

•	submitting a later dated proxy; or

•	attending the meeting and voting in person.

Your attendance at the meeting will not, by itself, constitute revocation of your proxy. You may also be represented by another person present at the meeting by executing a form of proxy designating that person to act on your behalf. Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records. If you are a beneficial stockholder but your shares are held of record by another person, such as a stock brokerage firm or bank, that person must vote the shares as the record holder.

For the election of directors, a shareholder may withhold authority for the proxy holders to vote for any one or more of the nominees identified herein by so indicating on the enclosed proxy in the manner instructed on the proxy card. Unless authority to vote for the nominees is so withheld, the proxy holders will vote the proxies received by them for the election of the nominees identified herein as directors of Commerce Corp. Proxy holders do not have an obligation to vote for nominees not identified on the preprinted card (that is, write-in candidates). Should any shareholder attempt to “write in” a vote for a nominee not identified on the preprinted card (and described in these proxy materials), the proxy holders will NOT vote the shares represented by that proxy for any such write-in candidate, but will instead vote the shares for any and all other validly indicated candidates. If any of the nominees should be unable or decline to serve, which is not now anticipated, the proxy holders shall have discretionary authority to vote for a substitute who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all of the proxies received by them in such a manner, in accordance with the cumulative voting, as will assure the election of as many of the nominees identified herein as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders, in their sole discretion.

For the election of directors, California law provides that a shareholder of a California corporation, or his/her proxy, may cumulate votes in the election of directors. That is, each shareholder may cast that number of votes equal to the number of shares owned by him/her, multiplied by the number of directors to be elected, and he/she may cumulate such votes for a single candidate or distribute such votes among as many candidates as he/she deems appropriate.

Certain affirmative steps must be taken by the shareholders of Commerce Corp in order to be entitled to vote their shares cumulatively in the election of directors. At the shareholders’ meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder’s shares) unless the candidates’ names have been placed in nomination prior to the commencement of the voting and at least one shareholder has given notice prior to commencement of the voting of the shareholder’s intention to cumulate votes. If any shareholder has given such notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks appropriate. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

It is intended that shares represented by proxies in the accompanying form will be voted for the election of persons nominated by management. Although the Board of Directors does not know whether there will be any nominations for directors other than those nominated by management, as set forth below, if any such nomination is made, or if votes are cast for any candidates other than those nominated by the Board of Directors, the persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors or for any particular nominee is not withheld) will have full discretion and authority to vote cumulatively and allocate votes among any or all of the nominees of the Board of Directors in such order and in such number as they may determine in their sole discretion, provided all the above-listed requirements are met.

CORPORATE GOVERNANCE

Board of Directors

Annual Meeting Attendance

All directors are expected to attend each annual meeting of Commerce Corp’s shareholders, unless attendance is prevented by an emergency. All of Commerce Corp’s directors who were in office at that time attended Commerce Corp’s 2006 annual meeting of shareholders with the exception of Jack L. Peckham.

Board Independence

Each of the following members of our Board of Directors has been determined by the Board to be independent under the rules of NASDAQ governing the independence of directors, as follows:

Frank G. Bisceglia
James R. Blair
Jack W. Conner
Robert T. Moles
Louis (“Lon”) O. Normandin
Jack L. Peckham
Humphrey P. Polanen
Charles J. Toeniskoetter
Ranson W. Webster

Therefore, a majority of the directors are independent, as required by the rules of NASDAQ.

Contacting the Board

Shareholders may address inquiries to any of Commerce Corp’s directors or the full Board by writing to the Corporate Secretary, Heritage Commerce Corp, 150 Almaden Boulevard, San Jose, California 95113-9940. Each communication from a shareholder should include the following information in order to permit shareholder status to be confirmed and to provide an address to forward a response if deemed appropriate:

•	The name, mailing address and telephone number of the shareholder sending the communication;

•	If the shareholder is not a record holder of our common stock, the name of the record holder of our common stock beneficially owned must be identified along with the shareholder.

Our Corporate Secretary will forward all appropriate communications to the Board or individual members of the Board specified in the communication. Our Corporate Secretary may (but is not required to) review all correspondence addressed to the Board or any individual member of the Board, for any inappropriate correspondence more suitably directed to management. Communications may be deemed inappropriate for this purpose if it is reasonably apparent from the face of the correspondence that it relates principally to a customer dispute. Our policies regarding the handling of security holder communications were approved by a majority of our independent directors.

Nomination of Directors

Commerce Corp has a Corporate Governance and Nominating Committee. The duties of the Corporate Governance and Nominating Committee include the recommendation of candidates for election to Commerce Corp’s Board of Directors.

The Corporate Governance and Nominating Committee’s minimum qualifications for a director are persons of high ethical character and who have both personal and professional integrity, which are consistent with the image and values of Commerce Corp. In addition, Section 2.3 of Commerce Corp’s Bylaws provides that no person shall be a member of the Board of Directors who is a director, executive officer, branch manager or trustee for any unaffiliated commercial bank, savings bank, trust company, savings and loan association, building and loan association, industrial bank or credit union that is engaged in business in (i) any city, town or village in which the corporation or any affiliate or subsidiary thereof has offices, or (ii) any city, town or village adjacent to a city, town or village in which the corporation or any affiliate or subsidiary thereof has offices. The Corporate Governance and Nominating Committee also considers some or all of the following criteria in considering candidates to serve as directors:

•
commitment to ethical conduct and personal and professional integrity as evidenced through the person’s business associations, service as a director or executive officer or other commitment to ethical conduct and personal and professional integrity as evidenced organizations and/or education;

•	objective perspective and mature judgment developed through business experiences and/or educational endeavors;

•
the candidate’s ability to work with other members of the Board of Directors and management to further our goals and increase stockholder value; the ability and commitment to devote sufficient time to carry out the duties and responsibilities as a director;

•	demonstrated experience at policy making levels in various organizations and in areas that are relevant to our activities;

•	the skills and experience of the potential nominee in relation to the capabilities already present on the Board of Directors; and

•	such other attributes, including independence, relevant in constituting a board that also satisfies the requirements imposed by the SEC and the NASDAQ Stock Market.

The Corporate Governance and Nominating Committee does not have a separate policy for consideration of any director candidates recommended by shareholders. Instead, the Corporate Governance and Nominating Committee considers any candidate meeting the requirements for nomination by a shareholder set forth in Commerce Corp’s Bylaws (as well as applicable laws and regulations) in the same manner as any other director candidate. The Corporate Governance and Nominating Committee believes that requiring shareholder recommendations for director candidates to comply with the requirements for nominations in accordance with Commerce Corp’s Bylaws ensures that the Corporate Governance and Nominating Committee receives at least the minimum information necessary for it to begin an appropriate evaluation of any such director nominee.

Commerce Corp will consider director nominees recommended by shareholders who adhere to the following procedure. Commerce Corp’s Bylaws provide that any shareholder must give written notice to the President of Commerce Corp of an intention to nominate a director at a shareholder meeting. Generally, notice of intention to make any nominations shall be made in writing and must be delivered or mailed to the President of Commerce Corp not less than 21 days nor more than 60 days prior to any meeting of shareholders called for the election of directors. Nominees for the Board of Directors must meet the qualifications set forth in Section 2.3 of Commerce Corp’s Bylaws as noted above. The Bylaws contain additional requirements for nominations. A copy of the requirements is available upon request directed to the Corporate Secretary, Heritage Commerce Corp, 150 Almaden Boulevard, San Jose, California 95113-9940.

The Corporate Governance and Nominating Committee’s goal is to recommend candidates for the Board of Directors that bring a variety of perspectives and skill derived from high quality business and professional experience. Each candidate should be prepared to represent the best interests of all shareholders and not just one particular constituency or interest group.

Commerce Corp identifies new director candidates through recommendations from existing directors and through other business associates of Commerce Corp and considers nominees of shareholders in the same manner as other nominees.

Code of Ethics

Commerce Corp has adopted an Executive and Principal Financial Officers Code of Ethics governing the conduct of its Chief Executive Officer, Chief Financial Officer, and Controller. Commerce Corp has posted the Executive and Principal Financial Officers Code of Ethics on its website and it may be accessed at the following address: http://www.heritagecommercecorp.com. Also, Commerce Corp has adopted a separate Code of Ethics which governs the conduct of all directors, officers and employees and which also may be accessed at the internet address referenced above.

ELECTION OF DIRECTORS

The Bylaws of Commerce Corp provide that the number of directors shall not be less than 11 nor more than 21. By resolution, the Board of Directors has fixed the number of directors at 11. The Bylaws of Commerce Corp provide the procedure for nominations and election of the Board of Directors. This procedure is printed in full in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. Nominations not made in accordance with the procedures may be disregarded by the Chairman of the Meeting, and upon his instructions, the Inspector of Election shall disregard all votes cast for such nominees.

The Board of Directors, upon recommendation of the Corporate Governance and Nominating Committee, has nominated eleven persons for election at the 2007 Annual Meeting. Each of the nominees is currently a director of Commerce Corp serving a one year term that expires at the 2007 Annual Meeting. The Commerce Corp Corporate Governance and Nominating Committee and the Board of Directors have nominated the following persons to serve on the Board of Directors. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted at the Meeting for such substitute nominees as shall be designated by the Board. The Board presently has no knowledge that any of the nominees will be unable or unwilling to serve.

The following table provides information with respect to each person nominated and recommended to be elected by the Board of Directors.

		PositionWith	Director	Principal Occupation, Business Experience
Name	Age	CommerceCorp	Since	During Past Five Years and Other Information
Frank G. Bisceglia	61	Director	1994	Senior Vice President - Investments, Advisory and Brokerage Services, Senior Portfolio Manager, Portfolio Management Program at UBS Financial Services, Inc., a full service securities firm.
James R. Blair	62	Director	1994	President of Renco Properties, Inc., a real estate development company. CFO and Director of San Jose Jet Center, a full service FBO Company at San Jose International Airport.
Jack W. Conner	67	Chairman of the Board	2004
Elected Chairman of the Board in July, 2006. Chairman and CEO of Comerica California from 1991 until his retirement in 1998 and continued as a Director at Comerica California until 2002; Founder, President and Director of Plaza Bank of Commerce from 1979 to 1991.

William J. Del Biaggio, Jr.	66	Founding Chairman of the Board and Executive Vice President	1994
Elected Founding Chairman of the Board and Executive Vice President in July, 2006 and prior thereto served as Chairman of the Board from 2004; Interim Chief Executive Officer of Commerce Corp from 2004 to 2005; Business Development Officer of Heritage Commerce Corp since 2002.

Walter T. Kaczmarek	55	President, CEO and Director	2005
Heritage Commerce Corp CEO and director since March, 2005. Executive Vice President of Comerica Bank from 2002 to 2005. Held various other positions with Comerica Bank and Plaza Bank of Commerce from 1990 to 2002. Prior thereto served in various positions with Union Bank of California and The Martin Group, a real estate investment-development company.

6

Robert T. Moles	52	Director	2004
Chairman of Intero Real Estate Services, Inc., a full-service real estate firm, since 2002. Prior to joining Intero, served as President and CEO of the Real Estate Franchise Group of Cendant Corporation, the largest franchiser of residential and commercial real estate brokerage offices in the world. Prior to joining Cendant, served as President & CEO of Contempo Realty, Inc. in Santa Clara, California.

Louis (“Lon”) O. Normandin	72	Director	1994
Owner and Chairman of the Board of Normandin Chrysler Jeep. President and CEO of the Catholic Foundation of Santa Clara County since 2004. Trustee and Chairman of the Board of Regents at Bellarmine College Preparatory since 2005.

Jack L. Peckham	65	Director	1994
CEO of Elastic Workspace Software, Inc. since January 2003; President and CEO of Alpine Microsystems since November 2001; President and CEO of Timpani Networks, Inc. from 1999 to 2002; President and CEO of Lightspeed Semiconductor from 1998 to 2000; Vice President and General Manager of Atmel Corporation, a semiconductor manufacturing company, from 1985 to 1998.

Humphrey P. Polanen	57	Director	1994
CEO of Sandhill IT Security Acquisition Corp, a publicly listed company, since 2004. Managing Director of Internet Venture Partners BV, an investment firm, from 2000 to 2004; President and CEO of Trustworks Systems, a network security company, from 1998 to 1999; General Manager of Network Security Products and Internet Commerce Groups, Sun Microsystems, a computer systems company, from 1995 to 1998.

Charles J. Toeniskoetter	62	Director	2002
Chairman of Toeniskoetter & Breeding, Inc., Development, a Silicon Valley real estate development and investment company. Chairman of TBI Construction & Construction Management, Inc., a Silicon Valley commercial construction company. Member of the Board of Directors of Redwood Trust, Inc. and SJW Corp. (Both are listed on the New York Stock Exchange).

Ranson W. Webster	62	Director	2004
Founded Computing Resources, Inc. (“CRI”) in 1978, a privately held general purpose service bureau specializing in automating accounting functions. In 1999 CRI merged with Intuit, Inc., the maker of QuickBooks and Quicken financial software. In 1998 founded Evergreen Capital, LLC, an early stage investment company focused on Internet and biotech companies.

There are no family relationships among the Commerce Corp’s Executive Officers, or Director Nominees.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE PROXY HOLDERS INTEND TO VOTE ALL PROXIES THEY HOLD IN FAVOR OF ELECTION OF EACH OF THE NOMINEES. IF NO INSTRUCTION IS GIVEN, THE PROXY HOLDERS INTEND TO VOTE FOR EACH NOMINEE LISTED.

EXECUTIVE OFFICERS OF HERITAGE COMMERCE CORP

Set forth below is certain information with respect to the Executive Officers of Commerce Corp:

Name	Age	Position
William J. Del Biaggio, Jr.	66	Executive Vice President and Founding Chairman of the Board
Richard Hagarty	54	Executive Vice President and Chief Credit Officer
Walter T. Kaczmarek	55	President and Chief Executive Officer
Lawrence D. McGovern	52	Executive Vice President and Chief Financial Officer
Raymond Parker	57	Executive Vice President/Banking Division Heritage Bank of Commerce

Lawrence D. McGovern has served as Executive Vice President and Chief Financial Officer of Commerce Corp since July, 1998.

Richard Hagarty was promoted to Executive Vice President and Chief Credit Officer in July, 2006. Mr. Hagarty has served on the credit administration team for Heritage Bank of Commerce for almost 10 years. He has extensive experience in the greater Silicon Valley banking community. Prior to joining the bank, he worked for Greater Bay Bank, California Business Bank, San Jose National Bank and Crocker National Bank. A native of San Mateo, California, Hagarty earned a Bachelor of Arts Degree from the University of San Francisco.

Raymond Parker has served as Executive Vice President of Heritage Bank of Commerce since May, 2005. From January, 2005 until joining Heritage Bank of Commerce, Mr. Parker served as a Consultant, and then a Director, to Exadel, Inc. From February, 2000 through May, 2002, Mr. Parker served as the President and Chief Executive Officer of Loan Excel, Inc. From 1974 through 1999, he was employed in various capacities by Union Bank of California including Executive Vice President of the commercial banking group.

Biographical information for William J. Del Biaggio, Jr. and Walter T. Kaczmarek are found under “Election of Directors.”

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of February 15, 2007 pertaining to beneficial ownership of Commerce Corp’s common stock by persons known to Commerce Corp to own five percent or more of Commerce Corp’s common stock, current directors of Commerce Corp, nominees to be elected to the Board of Directors, the officers named in the Summary Compensation Table presented in this Proxy Statement and all directors and officers of Commerce Corp as a group. This information has been obtained from Commerce Corp’s records, or from information furnished directly by the individual or entity to Commerce Corp.

For purposes of the following table, shares issuable pursuant to stock options which may be exercised within 60 days of February 15, 2007 are deemed to be issued and outstanding and have been treated as outstanding in determining the amount and nature of beneficial ownership and in calculating the percentage of ownership of those individuals possessing such interest, but not for any other individuals.

		Shares
		Beneficially		Exercisable	Percent of
Name of Beneficial Owner (1)	Position	Owned (2)(3)		Options	Class(3)
Frank G. Bisceglia	Director	117,904	(4)	24,109	1.01%
James R. Blair	Director	67,605	(5)	9,259	0.58%
Jack W. Conner	Director and Chairman of the Board	14,382		6,382	0.12%
William J. Del Biaggio, Jr.	Executive Vice President, Director and Founding Chairman	154,210	(6)	24,495	1.32%
Richard Hagarty	Chief Credit Officer of Heritage Bank of Commerce	12,884	(7)	10,542	0.11%
Walter T. Kaczmarek	President, CEO and Director	90,530	(8)	29,530	0.77%
Lawrence D. McGovern	Executive Vice President & CFO	64,675	(9)	63,025	0.55%
Robert T. Moles	Director	84,965	(10)	6,382	0.73%
Louis ("Lon") O. Normandin	Director	129,364	(11)	654	1.11%
Raymond Parker	Executive Vice President/Banking Division	17,187		16,187	0.15%
	Heritage Bank of Commerce
Jack Peckham	Director	136,043	(12)	24,109	1.16%
Humphrey P. Polanen	Director	32,547	(13)	19,159	0.28%
Charles J. Toeniskoetter	Director	30,923	(14)	16,759	0.26%
Ransom W. Webster	Director	439,316		7,173	3.77%
All directors and executive
officers (14 individuals)		1,392,535		257,765	11.69%
OZ Management L.L.C. (15)		701,879		0	6.02%

1.	The address for all persons is c/o Heritage Commerce Corp, 150 Almaden Boulevard, San Jose, California, 95113.
2.
Subject to applicable community property laws and shared voting and investment power with a spouse, the persons listed have sole voting and investment power with respect to such shares unless otherwise noted. Listed amounts reflect all previous stock splits and stock dividends.

3.
Includes shares beneficially owned (including options exercisable within 60 days of February 15, 2007, as shown in the “Exercisable Options” column), both directly and indirectly together with associates.

4.
Includes 4,286 shares held as trustee of the Edith Lico Simoni Trust, 79,009 shares as one of two trustees of the Bisceglia Family Trust, and 10,500 shares held in a personal Individual Retirement Account

5.	Includes 31,102 shares held in a personal Individual Retirement Account, and 27,244 shares held as trustee for the Blair Family Trust.
6.
Includes 74,999 shares held in a personal Individual Retirement Account, 49,000 shares held as one of two trustees of the Del Biaggio Family Trust, and 5,716 shares held in the name of Helen N. Del Biaggio, his spouse.

7.	Includes 2,342 shares held in a personal Individual Retirement Account.
8.
Includes 51,000 shares held by Mr. Kaczmarek and 10,000 shares held in a personal Individual Retirement Account. Mr. Kaczmarek was awarded 51,000 restricted shares of Commerce Corp common stock pursuant to the terms of a Restricted Stock Agreement, dated March 17, 2005. Under the terms of the Restricted Stock Agreement, the restricted shares will vest 25% per year at the end of years three, four, five and six, provided Mr. Kaczmarek is still with Commerce Corp, subject to accelerated vesting upon termination, termination by Mr. Kaczmarek for (as defined by his employment agreement), death or disability. Mr. Kaczmarek has the right to vote the shares prior to the time they vest.

9.	Includes 1,650 shares held in a personal Individual Retirement Account.
10.	Includes 18,295 shares held by Mr. Moles’ spouse.
11.	Includes 128,710 shares as trustee of the Louis and Margaret Normandin Trust.
12.	Includes 111,934 shares as one of two trustees for the Peckham Revocable Trust.

9

13.	Includes 12,765 shares held in a personal Individual Retirement Account and 623 shares held by Azieb Nicodimos, his spouse.
14.	Includes 150 shares held by Linda O. Toeniskoetter, Mr. Toeniskoetter’s spouse, and 12,764 shares in the Toeniskoetter & Breeding, Inc. Profit Sharing Plan.
15.
OZ Management L.L.C., a Delaware limited liability company, is the investment manager for OZ Master Fund and exercises voting and dispositive power over the shares held by OZ Master Fund. Daniel S. Och serves as principal investment manager to a number of investments funds and discretionary accounts to which he has voting and dispositive authority including such an account for OZ Management Master Fund, Ltd. and OZ Management L.L.C. OZ Master Fund holds 667,283 shares. In addition to the 667,283 shares held by OZ Master Fund, OZ Management L.L.C. also has beneficial ownership of 34,596 additional shares. The address for  Daniel S. Och and OZ Management L.L.C. is 9 West 57th Street, 39th Floor, New York, NY 10019. The address for OZ Master Fund is Goldman Sachs (Caymen) Trust, Trust, Limited, P.O. Box 896, G.T. Harbour Centre, Second Floor, North Church Street, George Town, Grand Cayman, Cayman Islands. All of the foregoing information has been obtained from Schedule 13/G filed with the SEC on February 14, 2007 by OZ Management L.L.C.

COMMITTEES OF THE BOARD OF DIRECTORS OF HERITAGE COMMERCE CORP

AUDIT COMMITTEE

The members of the Audit Committee in 2006 were Jack W. Conner, Louis (“Lon”) O. Normandin, Jack L. Peckham and Humphrey P. Polanen, Committee Chair. All Audit Committee members are independent as specified by NASDAQ’s listing standards.

The Audit Committee provides oversight of our financial, accounting and reporting process, our system of internal accounting and financial controls, and our compliance with related legal and regulatory requirements, the appointment, engagement, termination and oversight of our independent auditors, including conducting a review of their independence, reviewing and approving the planned scope of our annual audit, overseeing the independent auditor’s work, reviewing and pre-approving any audit and non-audit services that may be performed by them, reviewing with management and our independent auditors the adequacy of our internal financial controls, and reviewing our critical accounting policies and the application of accounting principles. Each member of the Audit Committee meets the independence criteria prescribed by applicable law and the rules of the Securities and Exchange Commission for audit committee membership and is independent within the meaning of the NASDAQ listing standards. Each Audit Committee member meets the NASDAQ’s financial knowledge requirements. The Audit Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules of the SEC and NASDAQ. A copy of the Audit Committee Charter is attached as Exhibit A to this Proxy Statement. The Audit Committee met 6 times during 2006.

Audit Committee Financial Expert

The Board of Directors has determined that Mr. Jack W. Conner has: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions.

Therefore, the Board has determined that Mr. Jack W. Conner meets the definition of “audit committee financial expert” under the rules of the SEC and is “financially sophisticated” under NASDAQ rules. The designation of a person as an audit committee financial expert does not result in the person being deemed an expert for any purpose, including under Section 11 of the Securities Act of 1933. The designation does not impose on the person any duties, obligations or liability greater than those imposed on any other audit committee member or any other director and does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

The members of the Corporate Governance and Nominating Committee in 2006 were Robert T. Moles, Louis (“Lon”) O. Normandin, Humphrey P. Polanen, Charles J. Toeniskoetter, and Ranson W. Webster, Committee Chair. All Committee members are independent under the rules of NASDAQ.

The principal duties of the Corporate Governance and Nominating Committee are the development of corporate governance principles for Commerce Corp, the establishment of requirements and qualifications for Board membership, and the recommendation of candidates for election to Commerce Corp’s Board of Directors. The Corporate Governance and Nominating Committee has a charter which is available on the Commerce Corp website and it may be accessed at the following address: www.heritagecommercecorp.com. The Corporate Governance and Nominating Committee met 4 times during 2006.

COMPENSATION AND BENEFITS COMMITTEE

The members of the Compensation and Benefits Committee in 2006 were Frank G. Bisceglia, Robert T. Moles, Jack L. Peckham, Committee Chair, and Ranson W. Webster. All committee members are independent under the rules of NASDAQ.

The Committee is primarily responsible for determining the compensation of directors, executive officers and other officers of Commerce Corp and Heritage Bank of Commerce. For executive officers and directors, the Committee is responsible for evaluating, reviewing and recommending to the Board compensation levels, equity and non-equity incentive compensation, and performance based compensation plans. The Committee also oversees the Commerce Corp welfare benefit plans, retirement benefit plans, all employment and personnel policies and procedures including employment contracts. The Compensation and Benefits Committee met 6 times during 2006.

LOAN COMMITTEE

The members of the Loan Committee in 2006 were Frank G. Bisceglia, Committee Chair, James R. Blair, Robert T. Moles, Louis (“Lon”) O. Normandin, and Charles J. Toeniskoetter. The Loan Committee is responsible for the approval and supervision of loans and the development of Commerce Corp’s loan policies and procedures. The Loan Committee met 17 times during 2006.

FINANCE AND INVESTMENT COMMITTEE

The Finance and Investment Committee is responsible for the development of policies and procedures related to liquidity and asset-liability management, supervision of Commerce Corp’s investments and preparation of Commerce Corp’s annual budget. The Finance and Investment Committee met 12 times during 2006.

The members of the Finance and Investment Committee in 2006 were Frank G. Bisceglia, James R. Blair, Jack W. Conner, Committee Chair, William J. Del Biaggio, Jr. and Walter T. Kaczmarek.

STRATEGIC ISSUES COMMITTEE

The members of the Strategic Issues Committee in 2006 were Jack W. Conner, Walter T. Kaczmarek, Charles J. Toeniskoetter, Committee Chair, and Ranson W. Webster.

The principal duties of the Strategic Issues Committee are to provide oversight and guidance to Senior Management regarding the strategic direction of Commerce Corp, including development of the overall Strategic Business Plan. The Strategic Issues Committee met 2 times during 2006.

DIRECTOR ATTENDANCE AT BOARD MEETINGS

During 2006, Commerce Corp’s Board of Directors held twelve regular meetings and one special meeting. Each director attended at least 75 percent of the aggregate of: (1) the total number of meetings of the Board of Directors; and (2) the total number of meetings of Board committees on which that director served.

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires Commerce Corp’s directors, executive officers and persons who own more than ten percent of a registered class of Commerce Corp’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Commerce Corp Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish Commerce Corp with copies of all Section 16(a) forms they file.

To Commerce Corp’s knowledge, based solely on review of the copies of such reports furnished to Commerce Corp and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the year ended December 31, 2006.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

There are no existing or proposed material transactions between Commerce Corp and any of Commerce Corp’s directors, executive officers, nominees for election as a director, or the immediate family or associates of any of the foregoing persons.

      In 2006, the Commerce Corp Board of Directors adopted a written Statement of Policy with Respect to Related Party Transactions. Under this policy, any “related party transaction” shall be consummated or shall continue only if the board of directors audit committee shall approve or ratify such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party. For purposes of this policy, a “related person” means: (i) any person who is, or at any time since the beginning of Commerce Corp’s last fiscal year was, a director or executive officer of Commerce Corp or a nominee to become a director of Commerce Corp; (ii) any person who is known to be the beneficial owner of more than 5% of any class of Commerce Corp’s voting securities; (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

      A “related party transaction” is a transaction between Commerce Corp and any related person (including any transactions requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934), other than transactions involving less than $5,000 when aggregated with all similar transactions.

      The Board of Directors has determined that the Audit Committee of the Board is best suited to review and approve related party transactions. Accordingly, at each calendar year’s first regularly scheduled Audit Committee meeting, management shall recommend related party transactions to be entered into by Commerce Corp for that calendar year, including the proposed aggregate value of such transactions if applicable. After review, the Committee shall approve or disapprove such transactions and at each subsequently scheduled meeting, management shall update the Committee as to any material change to those proposed transactions. The Committee shall consider all of the relevant facts and circumstances available to the Committee, including (if applicable) but not limited to the benefits to Commerce Corp; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. No member of the Audit Committee may participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person. The Committee shall approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in good faith. The Audit Committee, as applicable, shall convey the decision to the Chief Executive Officer, who shall convey the decision to the appropriate persons within the Company. In the event management recommends any further related party transactions subsequent to the first calendar year meeting, such transactions may be presented to the Audit Committee for approval or preliminarily entered into by management subject to ratification by the Audit Committee; provided that if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transaction.

INDEBTEDNESS OF MANAGEMENT

Some of Commerce Corp’s directors and executive officers, as well as their immediate family and associates, are customers of, and have had banking transactions with, Commerce Corp’s subsidiary, Heritage Bank of Commerce (the “Bank”), in the ordinary course of business, and the Bank expects to have such ordinary banking transactions with these persons in the future. In the opinion of the management of Commerce Corp and the Bank, all loans and commitments to lend included in such transactions were made in the ordinary course of business on the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness, and do not involve more than the normal risk of collectibility or present other unfavorable features. Loans to individual directors and officers must comply with the Bank’s lending policies and statutory lending limits. In addition, prior approval of the Bank’s Board of Directors is required for all such loans.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the “Committee”) of the Board of Directors has responsibility for establishing, implementing and continually monitoring adherence with the Heritage Commerce Corp (“Commerce Corp”) compensation philosophy. The Committee ensures that the total compensation paid to executive officers and elected officers is fair, reasonable and competitive. Throughout this proxy statement, the individuals who served as our chief executive officer and chief financial officer during fiscal 2006, as well as the other individuals included in the Summary Compensation Table on page 35, are referred to as the “named executive officers”.

Compensation Philosophy

In 2005, the Committee undertook a comprehensive review of Commerce Corp’s compensation programs for executive officers, other elected officers, selected staff and the Board of Directors. The Committee engaged the compensation consulting firm of Carl D. Jacobs Group LLC (“Jacobs Group”) to assist in formulating an overall compensation strategy. The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals, and which aligns executives’ interests with those of the shareholders by rewarding achievement of pre- established performance goals, with the ultimate objective of improving shareholder value.

The Committee evaluates both performance and compensation to ensure that Commerce Corp maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Committee believes executive compensation packages provided by Commerce Corp to its executives, including the named executive officers, should include base salary, variable performance-based cash incentives and stock-based compensation.

We believe our base salaries are competitive. We provide our executives the opportunity to significantly increase their annual cash compensation through our cash incentive program by improving Commerce Corp’s performance in each of the relevant financial areas on an annual basis. We also expect that as those improvements are maintained and built upon, Commerce Corp’s stock price will reflect these improvements, and we therefore use equity awards to reward the long-term efforts of management. These equity awards serve as additional purpose of increasing the ownership stake of our management in Commerce Corp, further aligning their interests with those of our other shareholders. Compensation decisions are generally made during the first quarter of each fiscal year. Once compensation decisions are made for a fiscal year they are not generally readjusted for the fiscal year.

Compensation Program Objectives and Rewards

Commerce Corp’s compensation and benefits programs are driven by our business environment and are designed to enable us to achieve our mission and adhere to company values. The programs’ objectives are to:

•	Reflect our position as a leading community bank in our service areas;

•	Attract, engage and retain the workforce that helps ensure our future success;

•	Motivate and inspire employee behavior that fosters a high-performance culture;

•	Support a one-company culture;

•	Support overall business objectives; and

•	Provide shareholders with a superior rate of return.

Consequently the guiding principles of our programs are:

•	Promote and maintain a high performance banking organization;

•	Remain competitive in our marketplace for talent; and

•	Balance our compensation costs with our desire to provide value to our shareholders.

To this end, we will measure success of our programs by:

•	Overall business performance and employee engagement;

•	Ability to attract and retain key talent;

•	Costs and business risks that are limited to levels that maximize return and minimize risk; and

•	Employee understanding and perceptions that ensure program value equals or exceeds program cost.

All of our compensation and benefits for our named executive officers described below have as a primary purpose our need to attract, retain and motivate the highly talented individuals who will engage in the behaviors necessary to enable us to succeed in creating shareholder value in a highly competitive marketplace. Beyond that, different elements have specific purposes designed to reward different behaviors.

•	Base salary and benefits are designed to:

•	Reward core competence in the executive role relative to skills, position and contributions to Commerce Corp; and

•	Provide fixed cash compensation competitive with the market place merit increases to retain desired competitive position and recognize contribution.

•	Annual incentive variable cash awards are designed to:

•	Focus employees on annual financial objectives derived from the business plan that lead to long-term success;

•
Provide annual variable performance-based cash awards that are not subject to the volatility of the stock market to reward and motivate achievement of critical annual performance metrics selected by the Committee; and

•	Foster a pay for performance culture that aligns our compensation programs with our overall business strategy.

•	Equity-based compensation awards are designed to:

•	Link compensation rewards to the creation of shareholder wealth;

•	Promote teamwork by tying compensation significantly to the value of our common stock;

•	Attract the next generation of management by providing significant capital accumulation opportunities;

•	Conserve cash outlay through the use of stock based vehicles in addition to cash compensation to reward executives; and

•	Retain executives by providing a long term oriented program whose value could only be achieved by remaining with and performing with Commerce Corp.

•
A supplemental executive retirement plan facilitates our ability to attract and retain executives, as we compete for talented employees in a marketplace where such retirement programs are commonly offered.

•	Change of control and separation benefits with certain officers:

•	Individual employment contracts with certain executives provide for change of control and separation benefits.

•	Separation benefits provide benefits to ease an employee’s transition due to an unexpected employment termination by Commerce Corp due to on-going changes in the Commerce Corp’s employment needs.

•
Change in control benefits encourage key executives to remain focused on the Commerce Corp’s business in the event of rumored or actual fundamental corporate changes which will enhance shareholder value.

The use of these programs enables us to reinforce our pay for performance philosophy, as well as strengthen our ability to attract and retain highly qualified executives. We believe that this combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value, and encourages executive recruitment and retention.

Compensation Consultant

In 2005, the Committee retained Jacobs Group as its independent compensation consultant to advise the Compensation Committee on all matters related to the executive compensation. This relationship continued through 2006 into 2007.

Jacobs Group assists the Committee by providing comparative market data on compensation practices and programs based on an analysis of peer competitors. Jacobs Group also provides guidance on industry best practices. From time to time Jacobs Group provides advice to the Committee with respect to reviewing and structuring our policy regarding fees paid to our directors as well as other equity and non-equity compensation awarded to non-management directors, including designing and determining individual grant levels for the 2004 Stock Option Plan.

Compensation Benchmarking Relative to Market

In 2005, Jacobs Group provided the Committee with the survey data to assist in the review and comparison of each element of compensation for executives and the board of directors. The Jacobs Group selected a compensation peer group of companies consisting of 19 publicly-traded banking organizations of similar asset size and business focus, 16 of which were located in California with the majority located in the San Francisco Bay area. The Jacobs Group also reviewed publicly available survey data. Published survey data included California banks located in our service areas as well as local area data drawn from national surveys. The comparative data was used to benchmark executive compensation levels against banks that have executive positions with responsibilities similar in breadth and scope to ours and that compete with us for executive talent. With such information, the Committee reviewed and analyzed compensation for each executive and made adjustments as appropriate. The Jacobs Group updated the comparative data for the board of directors in 2006.

Role of Executive Officers in Compensation Decisions

The chief executive officer annually reviews the performance of each executive officer and elected officer (other than the chief executive officer whose performance is reviewed by the board of directors). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual incentive cash award amounts, are presented to the Committee. The Committee exercises its discretion in modifying any recommended adjustments or awards to executives, officers and elected officers. The Committee makes all compensation decisions and approves recommendations regarding equity awards to all executive officers (which includes the named executive officers) of Commerce Corp.

The Commerce Corp Compensation Program

Base Salary

The Committee targets the base salary level at the 60th percentile of its comparative data for the base salaries of the chief executive officer and executive officers including the named executive officers. Adjustments to the base salary level may be made based on comparisons to the comparative data and evaluation of the executive’s level of responsibility and experience as well as company-wide performance. The Committee also considers the executive’s success in achieving business results, promoting our core values and demonstrating leadership. Previous compensation levels and awards are not taken into account in setting base salary, rather the Committee considers appropriate ranges of compensation given the level of position, and performance of the individual and Commerce Corp for the period under consideration.

Base salaries for individual executive officers are compared to the banking industry by reference to comparative data provided by our independent consulting firm. Mr. Kaczmarek’s base salary was $300,000 when he first joined Commerce Corp, pursuant to the terms of his employment agreement. In February 2006 the Committee approved an increase in Mr. Kaczmarek’s base salary to $313,300. The Committee approved the increase in recognition of Mr. Kaczmarek’s impact on the strategic direction of Commerce Corp and our improved operating results.

The Committee determines base salaries annually for other executive officers, including the named executive officers. Our chief executive officer proposed new base salary amounts based on:

•	his evaluation of individual performance and expected future responsibilities and contribution to the achievement of the business objectives;

•	a review of comparative data to ensure competitive compensation against the external market; and

•	comparison of the base salaries of the executive officers who report directly to the chief executive officer to ensure internal equity.

In February 2006, Mr. Kaczmarek recommended, and the Committee approved base salary increases of approximately 4.40% to 6.15% for the other named executive officers. In approving the increase in the base salaries for these named executive officers, the Committee reviewed the minimum, mid-range and maximum salaries paid to similarly situated positions at peer banks and selected salary levels that placed the executives modestly over the mid-range.

Base salary drives the formula used in the Heritage Commerce Corp Management Incentive Plan as discussed below under “Management Incentive Plan.” Base salary is the only element of compensation that is used in determining the amount of contributions permitted under the Commerce Corp 401(k) plan. Base salary is also a component used in determining benefits under our supplemental executive retirement plan.

Management Incentive Plan

The Managing Incentive Plan (the “Incentive Plan”) is an annual variable performance-based cash incentive program. The Incentive Plan provides guidelines for the calculation of annual non-equity incentive performance based compensation, subject to Committee oversight and modification. At its February meeting each year, the Committee considers whether an incentive program authorized by Incentive Plan should be established for the succeeding year and, if so, approves the group of employees eligible to participate in the Incentive Plan for that year. Each year the Committee with recommendations from the chief executive officer establishes financial objectives that must be met in order for awards to be paid.

The Committee sets threshold, target and maximum levels for each financial objective. Payment of awards under the Incentive Plan are based upon the achievement of such financial objectives relative to the weight assigned to each financial objective for the current year. A minimum hurdle of expected performance must be satisfied before any payments are made under the program. In 2006, the hurdle level of performance was a minimum return on assets of 1.20%. Once the hurdle is satisfied, executive officers participating in the Incentive Plan are eligible for the awards based on meeting specified measures. The Incentive Plan includes various incentive levels with award opportunities established as a percentage of base salary. For 2006 those levels were as follows:

	As a percent of base salary
Position	Threshold	Target	Maximum
Chief Executive Officer	30%	65%	110%
Executive Vice-President / Banking Division	25%	50%	85%
Executive Vice-President	25%	50%	75%
Chief Credit Officer	25%	50%	75%
Chief Financial Officer	25%	50%	75%
Senior Vice-President / Sales	25%	50%	75%

These award opportunities were derived in part from comparative data provided by our independent consultant and in part by the Committee’s judgment on internal equity of the positions, their relative value to Commerce Corp and the desire to maintain a consistent annual incentive target for the chief executive officer and the named officer positions.

The payouts for executives under the Incentive Plan are targeted at the 75th percentile of comparative data provided by our independent consultant in years when we reach the planned annual financial performance. If we reach, but do not exceed, the financial plan for any given year, the incentive payout, given current salary levels should approximate the 70th percentile of comparative data. However, the Incentive Plan is designed so that in years that financial performance significantly exceeds our financial plan, the payouts of the short-term incentive program should reach approximately the 80th percentile of the comparative data. Actual relative compensation levels will vary based on their salary levels and relative market position.

Management recommends and the Committee reviews and approves the financial objectives. These financial objectives as weighted are intended to motivate and reward eligible executives to strive for continued financial improvement of Commerce Corp, consistent with increasing shareholder value. The Committee has initially identified up to five key measures from which the financial objectives are drawn which may be revised to reflect current business situations.

The financial objectives selected for 2006 were net income, efficiency ratio, total average assets and return on assets (the fifth measure, return on equity was not deployed). The Committee believes net income is a very good measurement in assessing how well or how poorly Commerce Corp is performing from a financial standpoint. Net income is an accepted accounting measure that drives earnings per share and shareholder returns over the long-term. The Committee in consultation with the chief executive officer recognized for 2006 that management should also focus on total average assets, return on assets and efficiency ratio to improve performance toward the top quarter of our peer banks. Average assets and the return on those assets are accepted measures of profitability in the banking industry. The efficiency ratio is also a commonly used measure in the banking industry that measures success in controlling non interest expenses that contribute to overall profitability.

Financial objectives for the performance results are generally developed through our annual financial planning process, whereby, we assess the future operating environment and establish a financial plan for financial outcomes. Based on the strategic direction of the Board of Directors, management develops a detailed financial plan which is reviewed and approved by the Board of Directors.

The Committee determines the weighting of financial objective goals each year based upon recommendations from the chief executive officer. For 2006, the compensation committee weighted the financial objectives as follow:

Net Income	55%
Total Average Assets	15%
Efficiency Ratio	15%
Return on Assets	15%

Upon completion of the fiscal year, the Committee assesses the performance of Commerce Corp for each financial objective comparing the actual fiscal year results to the pre-determined threshold, target and maximum levels for each financial objective calculated with reference to the pre-determined weight accorded the financial objective and an overall percentage amount for the award is calculated. In addition, the Committee may include qualitative subjective measures which may increase an award up to an additional 15% of base salary.

The “target” level equates to the approved financial plan. The “threshold” performance level is set at 95% of the target level, and maximum level is set at 105% of the target level. In making the annual determination of the threshold, target and maximum levels, the Committee may consider the specific circumstances facing Commerce Corp during the coming year. Generally, the Committee sets the threshold, target and maximum levels such that the relative difficulty of achieving the target level is consistent from year to year. The Committee believed that targets established for the Incentive Plan in 2006 were sufficiently challenging, given the level of growth and improvement in the various financial objectives that would have to occur to meet the various performance levels.

For 2006, the hurdle requirement for return on assets exceeded 1.20% permitting payments as follows:

•	Net income and efficiency ratio reached financial objectives that permitted the payment of “target” (or midrange) level of bonus payments;

•	Return on assets reached financial objectives that permitted the payment of the “maximum” level of bonus payments; and

•	The total average assets financial objective did not reach the “threshold” (or minimum) level therefore no bonus payment was allocated for this financial objective.

Awards paid to named executive officers under the Incentive Plan for performance in 2006 are reflected in column (g) of the Summary Compensation Table on page 21.

Stock Options

    Stock options provide for financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. The exercise price of stock option grants is set at fair market value on grant date. Under the stockholder-approved 2004 Stock Plan, we may not grant stock options at a discount to fair market value or reduce the exercise price of outstanding stock options except in the case of a stock split or other similar event. We do not grant stock options with a so-called “reload” feature, nor do we loan funds to employees to enable them to exercise stock options. Our long-term performance ultimately determines the value of stock options, because gains from stock option exercises are entirely dependent on the long-term appreciation of our stock price. Stock options generally vest pro rata daily over four years and expire ten years from the grant date.

Because a financial gain from stock options is only possible after the price of our common stock has increased, we believe grants encourage executives and other employees to focus on behaviors and initiatives that should lead to an increase in the price of our common stock, which benefits our shareholders.

The Committee established a stock option policy in 2006 which recognizes that stock options have an impact on the profits of the company under current accounting rules and also have a dilutive effect on the company’s shareholders. Accordingly, they are recognized as a scarce resource and option grants are given the same consideration as any other form of compensation. As a result of the 2005 compensation study, the Committee has established ranges for the amount of options that may be granted that depend on the individual’s position with Commerce Corp and whether the option is awarded as an incentive to attract an individual, to retain an individual or to reward performance. Stock option award levels are determined based on market data. The Committee has targeted the 75th percentile of the comparative data with respect to these long-term incentive awards.

We do not backdate options or grant options retroactively. In addition, we do not plan to coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. Commerce Corp options are granted at fair market value on a fixed date or event (the first day of service for new hires and the date of Committee approval for existing employees), with all required approvals obtained in advance of or on the actual grant date. All grants to executive officers require the approval of the Committee and the Board of Directors. Beginning in April 2007, Commerce Corp’s general practice will be to grant options only on the annual grant date at a Committee and Board of Directors’ regular meeting in the second quarter for current staff, and at any other Committee meeting (whether a regular meeting or otherwise) held on the same date as regularly scheduled board meeting (which meets monthly) as required to attract new staff, retain staff or recognize key specific achievements. In 2006, and prior years, there were occasions when grants have been made on other dates. We are working to eliminate “off cycle” grants to the extent possible.

Except as noted below, fair market value has been consistently determined as the closing price on the NASDAQ Global Select market on the grant date. In order to ensure that its exercise price fairly reflects all material information without regard to whether the information seems positive or negative - every grant of options is contingent upon an assurance by management and legal counsel that Commerce Corp is not in possession of material undisclosed information. If Commerce Corp is in a “black-out” period for trading under its trading policy or otherwise in possession of inside information, date of grant is suspended until the second business day after public dissemination of the information.

Grants made to the chief executive officer, the chief financial officer and the other named executive officers are reflected in the Summary Compensation Table on page 21and in the Grant of Plan-Based Awards Table on page 25.

Stock Ownership Policy

Commerce Corp does not have a stock ownership policy for our executives or the board of directors.

Prohibition on Speculation in Commerce Corp Stock

Our stock trading guidelines prohibit executives from speculating in our stock, which includes, but is not limited to, short selling (profiting if the market price of the securities decreases); buying or selling publicly traded options, including writing covered calls; and hedging or any other type of derivative arrangement that has a similar economic effect.

Compensation Recovery Policy

The Committee does not have a specific policy on seeking reimbursement of compensation awards, however it will evaluate on a case by case basis whether to seek the reimbursement of certain compensation awards paid to an executive officer if such executive engages in material misconduct that caused, or partially caused, a restatement of financial results, in accordance with section 304 of the Sarbanes-Oxley Act of 2002. If circumstances warrant, we will seek to claw back appropriate portions of the executive officer’s compensation for the relevant period, as provided by law.

Change of Control Provisions

Commerce Corp does not have company-wide change of control agreements with its executive officers and other elected officers. The chief executive officer and certain named executive officers have specific change of control and severance provisions in their contracts. The Committee to date has considered the use of change of control provisions and severance provisions on a case by case basis, depending on the individual’s position with Commerce Corp and the need to attract and/or retain the individuals. See “Executive Employment Contracts” on page 22.

Summary Compensation Table

The following table provides for the periods shown, summary information concerning compensation of our Chief Executive Officer, Chief Financial Officer, and three other highly compensated executive officers and one former executive officer (collectively referred to as the “named executive officers”):

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Comp.		Total
		($)	($)	($)	($)	($)	($)	($)		($)
(a)	(b)	(c)(1)	(d)	(e)	(f)(2)	(g)(3)	(h)(4)	(i)(5)(6)(7)		(j)
Walter T. Kaczmarek	2006	$311,083	-	-	$150,800	$193,000	$211,900	$40,688	(8)	$907,471
President & Chief Executive Officer

Lawrence D. McGovern	2006	$205,000	-	-	$75,400	$100,000	$39,500	$19,644		$439,544
Executive Vice President &
Chief Financial Officer

William J. Del Biaggio, Jr.	2006	$155,625	-	-	$41,470	$72,000	$16,900	$20,436		$306,431
Founding Chairman of the Board and
Executive Vice President

Richard Hagarty	2006	$145,217	-	-	$37,700	$56,110	$38,300	$11,675		$289,002
Executive Vice President &
Chief Credit Officer

Raymond Parker	2006	$233,333	-	-	$90,480	$130,000	$106,900	$21,289		$582,002
Executivce Vice President/Banking
Division
Kenneth A. Corsello (9)	2006	$$69,167	-	-	-	-	$62,400	$7,336		$138,903
Executive Vice President

(1)	Amounts shown include cash compensation earned and received by executive officers.
(2)
The assumptions used in calculating the valuation for stock awards and option awards may be found in the Commerce Corp consolidated financial statements for the year ended December 31, 2006 in footnote 8.

(3)
Amounts reflect payments from the Heritage Commerce Corp Management Incentive Plan. These amounts were earned under the Plan for the year ended December 31, 2006 and were paid during 2007 after completion of the audited financial statements for the year ended December 31, 2006.

(4)	All amounts reflect changes in the actuarial present value under the Heritage Commerce Corp Supplemental Retirement Plan.
(5)
Amounts include an automobile allowance pursuant to the terms of each executive officer’s employment, payments for unused vacation and insurance benefits. Commerce Corp pays the cost of premiums on life insurance policies insuring all employees, including executive officers, for coverage of approximately two times their annual salaries. The policies are payable to the officer’s designated beneficiary(ies), and the annual cost of the insurance policy. In addition, Commerce Corp provides certain incidental personal benefits to executive officers. The incremental cost to Commerce Corp of providing such benefits to each executive officer named above did not,  for the fiscal year ended December 31, 2006, exceed the lesser of $25,000 or ten percent of the aggregate of such personal benefits paid to an executive officer.

(6)	Amounts include employer matching contributions under Commerce Corp’s 401(k) plan.
(7)
Amounts include Employee Stock Ownership Plan contributions for Walter T. Kaczmarek, Lawrence D. McGovern, William J. Del Biaggio, Jr., Richard Hagarty, Raymond Parker, and Kenneth A. Corsello, totaling $5,500, $5,125, $3,891, $3,630, $5,500, and $0, respectively.

(8)	Includes $10,200 of dividends paid on restricted stock.
(9)
Resigned his position with Commerce Corp in June, 2006. Other Compensation includes automobile allowance, cost of premiums on life insurance policies insuring all employees for coverage of approximately two times their annual salaries, and the annual cost of the insurance policy.

Executive Employment Contracts

Lawrence D. McGovern, Executive Vice President and Chief Financial Officer of Commerce Corp, is employed under the terms of a written three-year employment contract dated July 16, 1998 which is renewable annually. His base salary is reviewable annually by the Board of Directors. During 2006 Mr. McGovern’s base salary was $207,000. For 2007, Mr. McGovern’s base salary was increased to $215,000. In addition to his salary, he is eligible to receive an annual cash bonus based on targets established by the Board of Directors under the Commerce Corp Management Incentive Plan. In the event Commerce Corp terminates Mr. McGovern’s employment without cause, he will be entitled to a severance package that includes a payment equal to his base salary, auto allowance and average annual performance bonus (as defined in his agreement); provided however, if termination results from a change in control, he would be entitled to one and one half times these amounts. Assuming any one of these events occurred on December 31, 2006, Mr. McGovern would be entitled to a payment of $302,000 if he was terminated without cause, or $453,000 as a result of a change in control. Mr. McGovern’s outstanding stock options became fully vested on a termination event as defined in the 2004 Stock Option Plan (with a fair market value of $383,655 as December 31, 2006).

Walter T. Kaczmarek, President and Chief Executive Officer of Commerce Corp, is employed under the terms of a written three-year executive employment contract dated March 17, 2005, which is renewable annually. In 2006, his base salary increased to $313,300. His base salary is reviewable annually by the Board of Directors. For 2007, Mr. Kaczmarek’s base salary was increased to $324,000. In addition to his salary, Mr. Kaczmarek is eligible to receive an annual cash bonus based on targets established by the Board of Directors under the Commerce Corp Management Incentive Plan. Mr. Kaczmarek has been awarded 51,000 restricted shares of Commerce Corp common stock pursuant to the terms of a Restricted Stock Agreement, dated March 17, 2005. Under the terms of the Restricted Stock Agreement, the restricted shares will vest 25% per year at the end of years three, four, five and six, provided Mr. Kaczmarek is still with Commerce Corp, subject to accelerated vesting upon a Change of Control, termination without Cause, termination by Mr. Kaczmarek for Good Reason (as defined by the executive employment agreement), death or disability. In addition, Mr. Kaczmarek has been granted stock options under the Commerce Corp 2004 Stock Option Plan to purchase an aggregate of 50,000 shares of common stock at an exercise price of $18.15 (the fair market value of the shares on the date of grant and effective date of the agreement). The options vest daily over four years and have a term of ten years. Vesting is accelerated on a Terminating Event in accordance with the 2004 Stock Option Plan and upon termination without Cause, or termination by Mr. Kaczmarek for Good Reason. Upon termination of Mr. Kaczmarek’s employment by Commerce Corp without Cause, or by Mr. Kaczmarek for Good Reason, Mr. Kaczmarek would also be entitled to anadditional amount equal to two times his base salary and his Highest Annual Bonus, plus continuation of certain other employee benefits including health insurance for a period of three years from the date of termination. In the event that Mr. Kaczmarek’s employment with Commerce Corp is terminated by Commerce Corp without Cause, or by Mr. Kaczmarek for Good Reason, during the period beginning 120 days prior to and ending twelve months following a Change of Control, in addition to acceleration of the vesting of the restricted shares and stock options described above, Mr. Kaczmarek would also be entitled to an additional amount equal to three times his base salary and Highest Annual Bonus plus continuation of certain other employee benefits including health insurance for a period of three years from the date of termination. Assuming any one of these events occurred on December 31, 2006, Mr. Kaczmarek would be fully vested in the stock options (with a fair market value of $450,800), fully vested in the restricted stock (with a fair market value of $1,359,000), entitled to $1,016,000 if terminated without Cause or terminated by Mr. Kaczmarek for Good Reason or $1,524,000 in the case of a change of control. If Mr. Kaczmarek’s employment and employment agreement is terminated other than for Good Reason, he may not solicit customers and suppliers of Heritage Bank of Commerce for a one year period following termination.

         Raymond Parker, Executive Vice President/Banking Division for Heritage Bank of Commerce, is employed under the terms of a written three-year employment contract dated May 16, 2005 which is renewable annually. His base salary is reviewable annually by the Board of Directors. During 2006, Mr. Parker’s salary was $235,000. For 2007, his base salary was increased to $243,200. In addition to his salary, he is eligible to receive an annual cash bonus based on targets established by the Board of Directors under the Commerce Corp Management Incentive Plan. Mr. Parker was granted stock options under the Heritage Commerce Corp 2004 Stock Option Plan to purchase an aggregate of 25,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of the grant. The options will vest daily over 4 years and have a term of 10 years. Vesting is accelerated on a Terminating Event in accordance with the 2004 Stock Option Plan. If Mr. Parker's employment is terminated without cause, Mr. Parker will be entitled to a lump sum payment equal to one times his base salary and his Highest Annual Bonus (as defined). In the event that Mr. Parker's employment is terminated during the period beginning 120 days prior to and ending 12 months following a Change in Control (as defined in the agreement), Mr. Parker shall be entitled to a lump sum payment of two times his base salary and his Highest Annual Bonus. Mr. Parker is entitled to participate in or receive benefits under each benefit plan or arrangement applicable to the other executive officers of the Bank; provided, however, that if the employment agreement is terminated by the Commerce Corp without cause, these benefits will continue for an additional year from the date of termination and for an additional two years if the termination is as result of a Change in Control. Mr. Parker received a cash bonus of $65,000 at the time he entered into the employment agreement. Assuming Mr. Parker was terminated without Cause or as a result of a Change of Control on December 31, 2006, he would be entitled to a lump sum payment of $365,000 or $730,000, respectively. Mr. Parker’s outstanding stock options become fully vested on a termination event as defined in the 2004 Stock Option Plan (with a fair value of $266,380 as of December 31, 2006). For a two year period following the termination of his employment and employment agreement, Mr. Parker may not solicit customers, supplies or employees of Heritage Bank of Commerce.

Under the terms of an employment agreement, dated July 27, 2006, Richard Hagarty received a base salary of $152,000. The base salary is reviewable annually by the Board of Directors. For 2007, his base salary was increased to $158,000. In addition to his salary, he is eligible to receive an annual cash bonus based on targets established by the Board of Directors under the Commerce Corp Management Incentive Plan. If Mr. Hagarty’s employment is terminated without Cause, he will be entitled to a lump sum payment equal to nine months of his base salary, nine months of his Highest Annual Bonus paid over the most recent three year period prior to the date of termination, and continuation of certain benefits for a nine month period. In the event Mr. Hagarty’s employment is terminated during a period beginning 120 days prior to and ending 12 months following a Change in Control (as defined in the agreement), Mr. Hagarty shall be entitled to a lump sum payment equal to fifteen months of his base salary and the Highest Annual Bonus paid over the most recent three year period, prior to the Change in Control. Assuming Mr. Hagarty was terminated without Cause or as a result of a Change in Control on December 23, 2006, he would be entitled to a lump sum payment of $156,000, or $260,000, respectively. Mr Hagarty’s outstanding stock options become fully vested on a termination event as defined in the 2004 Stock Option Plan (with a fair value of $76,895 as of December 31, 2006).

Plan Based Awards

Stock Option Plans.   In 1994, the Board of Directors adopted the Heritage Bank of Commerce 1994 Tandem Stock Option Plan (the “1994 Plan”) in order to promote the long-term success of the Bank and the creation of shareholder value. In 1998, the 1994 Plan was restated and adopted by Commerce Corp as the successor corporation to Heritage Bank of Commerce. The 1994 Plan expired on June 8, 2004. As a result, in 2004 the Board of Directors adopted the Heritage Commerce Corp 2004 Stock Option Plan (“2004 Plan”), which obtained shareholder approval in 2004. The 1994 Plan and the 2004 Plan authorize Commerce Corp to grant stock options to officers, employees and directors of Commerce Corp and its affiliates.

The 2004 Stock Option Plan assists Commerce Corp in attracting, retaining and rewarding valued employees and directors by offering them a greater stake in Commerce Corp’s success and to encourage ownership in its common stock by these employees and directors. The Compensation Committee administers the 2004 Stock Option Plan on behalf of the Board of Directors with regard to executive officers and has discretion to determine which individuals are eligible to receive option awards, the time or times when the option awards are to be made, the number of shares subject to each award, the status of any grant as either an incentive stock option or a non-qualified stock option, the vesting schedule in effect for the option award, the term for which any option is to remain outstanding and the other principal terms and conditions of each option. Stock options recommended by the Compensation Committee have an exercise price equal to the fair market value of a share on the grant date.

Management Incentive Plan.   Commerce Corp maintains a Management Incentive Plan adopted by the board of directors in 2005. Executive officers are eligible for target bonuses which are expressed as a percentage of their respective base salaries which increase as the level of performance of established goals increases. The bonuses are tied directly to the satisfaction of overall company performance for the year.

In 2006, management presented to the Compensation Committee performance goals based on the 2006 budget. For 2006 Commerce Corp performance goals (“Performance Goals”) were established for:

•	net income

•	efficiency ratio

•	growth of total assets

•	return on assets

For each Performance Goal, a threshold, target and maximum performance measure is established. Each goal is given a weighting. In 2006, net income was weighted 55%, efficiency ratio, total assets and return on assets each weighted 15%. In 2006, an initial hurdle performance of at least 1.20% return on assets was set before any amounts are paid under the plan. Once the hurdle performance is satisfied, Commerce Corp must satisfy Performance Goals at the threshold, target or maximum level. As Performance Goals meet or exceed the threshold, target and maximum performance levels, the participants earn a greater percentage of their base salary as a bonus. In addition to a performance bonus based on the achievement of the Performance Goals, the Compensation Committee has the discretion to award up to 15% of an executive’s base salary for performance related to the completion of personal objectives established for the executive either by the chief executive officer or the Board throughout the year. Upon completion of the year end financial statements, the chief executive officer will prepare an analysis of the achievement of the quantitative measures for the year and make recommendations for bonuses for quantitative measures for each executive. These results will be presented to the Compensation Committee and upon the Compensation Committee’s recommendation and approval by the Board of Directors the bonuses are paid. The Committee may exercise its judgment whether to reflect or exclude the impact of unusual or infrequently occurring events reported in Commerce Corp’s public filings.

The following table sets forth information for the grant of stock options under the 2004 Plan and the grant of awards under the Management Incentive Plan during the year ended December 31, 2006 for each of the executive officers listed in the Summary Compensation Table:

Grants of Plan-Based Awards

								All Other Stock	All Other Option	Exercise
								Awards:	Awards:	or Base
		Estimated Future Payouts Under Non-Equity			Estimated Future Payouts Under Equity			Number of	Number of	Price
		Incentive Plan Awards (1)			Incentive Plan Awards (2)			Shares of	Securities	of Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Underlying	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	Units (#)	Options (#)	($/Sh)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Walter T. Kaczmarek	8/3/2006	$93,990	$203,645	$344,630	-	20,000	-	-	-	$23.85

Lawrence D. McGovern	8/3/2006	$51,750	$103,500	$155,250	-	10,000	-	-	-	$23.85

William J. Del Biaggio, Jr.	8/3/2006	$39,188	$78,375	$117,563	-	5,500	-	-	-	$23.85

Richard Hagarty	8/3/2006	$38,000	$76,000	$114,000	-	5,000	-	-	-	$23.85

Raymond Parker	8/3/2006	$58,750	$117,500	$199,750	-	12,000	-	-	-	$23.85

Kenneth A. Corsello	-	-	-	-	-	-	-	-	-	-

(1) Amounts reflect participation in the Heritage Commerce Corp Management Incentive Plan and represent for established financial objectives the potential payouts for 2006 performance. If threshold levels of performance are not met, the payout can be zero. The actual payouts made in 2006 are shown in column (g) of the Summary Compensation Table. See discussion above under “Plan Based Awards - Management Incentive Plan” for a discussion of the performance based conditions and other conditions applicable for awards under the plan.

(2) Amounts reflect awards under the Heritage Commerce Corp 2004 Stock Option Plan in 2006. See discussion above under “Plan Based Awards - Stock Option Plans.”

Equity Compensation Plan Information

The following table sets forth the number and weighted-average exercise price of securities to be issued upon exercise of outstanding options, warrants and rights, and the number of securities remaining available for future issuance under equity compensation plans, at December 31, 2006:

Plan category	No. of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	No. of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by securities holders	752,983 (1)	$ 16.56	418,912
Equity compensation plans not approved by securities holders(2)	51,000 (2)	$ 18.15	N/A

(1)	Consists of 330,085 options to acquire shares of common stock issued under Commerce Corp’s 1994 Plan, and 422,898 options under the 2004 Plan.

(2)	Consists of restricted stock issued to Walter T. Kaczmarek pursuant to this employment agreement and restricted stock agreement with Commerce Corp.

Outstanding Equity Awards

The following table sets forth information with regard to stock options outstanding for the year ended December 31, 2006 for each of the persons named in the Summary Compensation Table.

Outstanding Equity Awards at Year-End

	Option Awards						Stock Awards
										Equity
										Incentive
									Equity	Plan
									Incentive	Awards:
									Plan	Market or
									Awards:	Payout
								Market	Number	Value
				Equity			Number	Value	of	of
				Incentive			of	of	Unearned	Unearned
				Plan			Shares	Shares	Shares,	Shares,
				Awards			or	or	Units	Units
	Number	Number		Number			Units	Units	or	or
	of	of		of			of	of	Other	Other
	Securities	Securities		Securities			Stock	Stock	Rights	Rights
	Underlying	Underlying		Underlying			That	That	That	That
	Unexercised	Unexercised		Unexercised	Options	Options	Have	Have	Have	Have
	Options (#)	Options (#)		Unearned	Exercise	Expiration	Not	Not	Not	Not
Name	Exercisable	Unexercisable		Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Vested ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)(1)	(i)(2)	(j)(1)
Walter T. Kaczmarek	22,397	27,603	(3)	-	$18.15	3/17/2015	-	-	51,000	$1,358,640
	2,054	17,946	(4)	-	$23.85	8/3/2016

Lawrence D. McGovern	43,500	-	(5)	-	$9.39	7/16/2008	-	-	-	-
	9,000	-	(6)	-	$9.51	4/25/2012
	4,869	2,631	(7)	-	$14.11	5/27/2014
	2,778	5,222	(8)	-	$20.00	8/11/2015
	1,026	8,974	(9)	-	$23.85	8/3/2016

William J. Del Biaggio, Jr.	4,950	-	(10)	-	$5.25	7/1/2007	-	-	-	-
	6,600	-	(11)	-	$11.21	9/17/2008
	3,300	-	(12)	-	$14.09	12/16/2009
	7,500	-	(13)	-	$8.50	10/24/2012
	1,000	1,500	(14)		$18.01	5/26/2015
	564	4,936	(15)	-	$23.85	8/3/2016

Richard Hagarty	7,500	-	(16)	-	$8.96	7/25/2012	-	-	-	-
	1,947	1,053	(17)	-	$14.11	5/27/2014
	513	4,487	(18)	-	$23.85	8/3/2016

Raymond Parker	10,170	14,830	(19)	-	$18.65	5/16/2015	-	-	-	-
	1,736	3,264	(20)	-	$20.00	8/11/2015
	1,233	10,767	(21)	-	$23.85	8/3/2016

Kenneth A. Corsello	-	-		-	-	-	-	-	-	-

(1)	Based on the closing market price of the Commerce Corp common stock on December 31, 2006 as reported on the NASDAQ Global Select Market.

(2)
Restricted stock shares issued to Mr. Kaczmarek pursuant to a Restricted Stock Agreement dated March 17, 2005 entered into when Mr. Kaczmarek joined Commerce Corp. The restricted stock shares vest 25% per year at the end of years three, four, five and six beginning 3/17/2005.

(3)	The options vest daily over 4 years beginning 3/17/2005 and have term of 10 years.

(4)	The options vest daily over 4 years beginning 8/3/2006 and have term of 10 years.

(5)	The options vest daily over 4 years beginning 7/16/1998 and have term of 10 years.

(6)	The options vest daily over 4 years beginning 4/25/2002 and have term of 10 years.

(7)	The options vest daily over 4 years beginning 5/27/2004 and have term of 10 years.

(8)	The options vest daily over 4 years beginning 8/11/2005 and have term of 10 years.

(9)	The options vest daily over 4 years beginning 8/3/2006 and have term of 10 years.

(10)	The options vest daily over 4 years beginning 7/1/1997 and have term of 10 years.

(11)	The options vest daily over 4 years beginning 9/17/1998 and have term of 10 years.

(12)	The options vest daily over 4 years beginning 12/16/1999 and have term of 10 years.

(13)	The options vest daily over 4 years beginning 10/24/2002 and have term of 10 years.

(14)	The options vest daily over 4 years beginning 5/26/2005 and have term of 10 years.

(15)	The options vest daily over 4 years beginning 8/3/2006 and have term of 10 years.

(16)	The options vest daily over 4 years beginning 7/25/2002 and have term of 10 years.

(17)	The options vest daily over 4 years beginning 5/27/2004 and have term of 10 years.

(18)	The options vest daily over 4 years beginning 8/3/2006 and have term of 10 years.

(19)	The options vest daily over 4 years beginning 5/16/2005 and have term of 10 years.

(20)	The options vest daily over 4 years beginning 8/11/2005 and have term of 10 years.

(21)	The options vest daily over 4 years beginning 8/3/2006 and have term of 10 years.

Option Exercises and Vested Stock Options

The following table sets forth information with regard to the exercise and vesting of stock options for the year ended December 31, 2006 for each of the persons named in the Summary Compensation Table.

                            Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of	Value
	Shares Acquired	Value Realized	Shares Acquired	Realized on
	on Exercise	upon Exercise	on Vesting	Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Walter T. Kaczmarek	-	-	-	-
Lawrence D. McGovern	3,000	$42,150	-	-
William J. Del Biaggio, Jr.	-	-	-	-
Richard Hagarty	2,500	$35,725	-	-
Raymond Parker	-	-	-	-
Kenneth A. Corsello	10,201	$104,121	-	-

401(k) Plan

Heritage Commerce has established an employee benefit plan under Section 401(k) of the Internal Revenue Code of 1986 (“401(k) Plan”). The purpose of the 401(k) plan is to encourage employees to save for retirement. Eligible employees may make contributions to the plan subject to the limitations of Section 401(k) of the Internal Revenue Code as amended. The 401(k) Plan trustees administer the Plan. Commerce Corp matches the first $1,500 of each employee’s contributions. The 401(k) Plan allows highly compensated employees to contribute up to a maximum percentage of their base salary, up to the limits imposed by the Internal Revenue Code for 2007 on a pre-tax basis. Participants choose to invest their account balances from an array of investment options as selected by plan fiduciaries. The 401(k) Plan is designed to provide for distributions in a lump sum after termination of service. However, loans and in-service distributions under certain circumstances such as hardship, attainment of age 59½, or a disability are permitted. For named executive officers, these amounts are included in the Summary Compensation Table under “All Other Compensation.”

Employee Stock Ownership Plan

In 1997, Heritage Bank of Commerce initiated an employee stock ownership plan (“Stock Ownership Plan”). The Stock Ownership Plan was subsequently adopted by Commerce Corp as the successor corporation to Heritage Bank of Commerce. The Stock Ownership Plan allows Commerce Corp, at its option, to purchase shares of Commerce Corp common stock on the open market. To be eligible to receive an award of shares under the Stock Ownership Plan, an employee must have worked at least 1,000 hours during the year and must be employed by Commerce Corp on December 31. The executive officers have the same eligibility to receive contributions as the other employees. Awards under the Stock Ownership Plan generally vest over four years. During 2006, Commerce Corp contributed $400,000 to the Stock Ownership Plan, with contributions to Walter T. Kaczmarek, Lawrence D. McGovern, William J. Del Biaggio, Jr., Richard Hagarty, Raymond Parker, and Kenneth A. Corsello, totaling $5,500, $5,125, $3,891, $3,630, $5,500, and $0, respectively. These amounts are included in the Summary Compensation Table in the column entitled “All Other Compensation.”

Supplementary Retirement Plan for Directors and Executive Officers

Commerce Corp has a supplemental retirement plan (the “SERP”) covering key executives and directors. The SERP is a nonqualified defined benefit plan and is unsecured and unfunded and there are no plan assets. Commerce Corp has purchased insurance on the lives of the directors and executive officers who participate in the Plan. The formula by which benefits are determined for the executive officers and directors who participate in the SERP is based on a combination of the individual’s position within Commerce Corp, their age at the time when their retirement benefits become fully vested, and the amount of their benefits available under a previous non-qualified defined contribution plan. The monthly retirement benefit awarded to each participant is determined on a case by case basis with input from management and approval by the Compensation Committee and the Board of Directors. The death benefit for participants in the Plan is an endorsement to the individual’s beneficiaries of 80% of the net-at-risk insurance amount (i.e., the amount of the death benefit in excess of cash value of the underlying insurance policy). No named executive officers are currently eligible for early retirement under the plan. In order to be eligible for early retirement, the plan currently requires the participant to terminate employment (for reasons other than for cause, because of a disability, or following a change of control) after the date that the participant is at least 55 years old but prior to the normal retirement date as defined in the participation agreement. If a participant elects to retire on or after the early retirement date but prior to the normal retirement date, then the participant will receive the actuarial equivalent of the vested supplemental retirement benefit based on the actual early retirement date. Unless selected otherwise in accordance with the terms of the plan agreement, the early retirement benefit shall be paid monthly, with payments to commence on the first day of the month following the participant's early retirement date and continuing until the death of the participant.

      The following table sets forth information with regard to the Commerce Corp SERP for each of the persons named in the Summary Compensation Table.

Pension Benefits

		Number of	Present Value of	Payments
		Years Credited	Accumulated	During Last
		Service	Benefit (1)	Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)
Walter T. Kaczmarek	Heritage Commerce Corp SERP	2	$402,400	0
Lawrence D. McGovern	Heritage Commerce Corp SERP	8	$227,900	0
William J. Del Biaggio, Jr.	Heritage Commerce Corp SERP	13	$128,500	0
Richard Hagarty	Heritage Commerce Corp SERP	4	$143,200	0
Raymond Parker	Heritage Commerce Corp SERP	2	$203,100	0
Kenneth A. Corsello	Heritage Commerce Corp SERP	8	$359,700	0

(1) See consolidated financial statements for the year ended December 31, 2006, footnote 10 for disclosure of assumptions applied in determining the present value of the current accrued benefit.

Management Deferral Plan

In January 2004, Commerce Corp adopted the Heritage Commerce Corp Nonqualified Deferred Compensation Plan for certain executive officers. The plan is intended to be a “top-hat” plan (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly compensated employees) under sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (“ERISA”). The executive may elect to defer up to 100% of any bonus and 50% of any regular salary into the Management Deferral Plan. Amounts deferred are invested in a portfolio of approved investment choices as directed by the executive. Under the Management Deferral Plan, Commerce Corp may make discretionary contributions for the executive, but has not done so. Amounts deferred by executives to the plan will be distributed at a future date they have selected or upon termination of employment. The executive can select a distribution schedule of up to fifteen years. To date, none of the Commerce Corp executive officers have elected to participate in the plan.

Director Fees and Director Fee Deferral Plan

During 2006, the outside directors of Heritage Commerce Corp received a monthly retainer of $2,000 per month. In addition, each outside director received $800 per committee meeting attended in person and $400 for each committee meeting attended by telephone. Each committee chair received in addition a $2,500 annual retainer. The outside directors were also entitled to bi-annual grants of 6,000 to 8,000 stock options as determined by the Compensation Committee. The options are granted pursuant to the 2004 Stock Option Plan. In March 2007, the Compensation Committee and the Board of Directors approved changes to the Board of Directors’ compensation effective April 1, 2007. Each Board member will receive an annual retainer of $27,000. The Chairman of the Board’s various committees will receive an additional retainer, as follows:

Audit Committee, Investment Committee and Loan Committee	$3,500
Compensation Committee	$3,000
All other committees	$2,500

The Chairman of the Board will receive an additional retainer of $8,500.

Committee members and committee chairman will also receive meeting fees for each meeting attended, as follows:

	Chairman	Full Meeting	Telephonic
Audit Committee, Investment Committee and Loan Committee	$1,100	$1,000	$500
Compensation Committee	$1,000	$900	$450
All other committees	$900	$800	$400

Directors will also be entitled to annual grants of stock options as follows:
Board Chairman	4,500 - 5,500
Committee Chairman	3,500 - 4,500
Board members (non-chairman)	3,000 - 4,000

Directors may defer their fees through a deferred compensation program (“Deferral Plan”). Under the Deferral Plan, a participating director may defer up to 100% of his or her board fees into the Deferral Plan for up to ten years from the date of the first deferral. Amounts deferred earn interest at the rate of 8% per annum. The director may elect a distribution schedule of up to ten years, with interest accruing (at the same 8%) on the declining balance. A participating director is eligible to begin receiving benefits upon retirement.

Commerce Corp has purchased life insurance policies on the lives of directors who participate in the Deferral Plan. It is expected that the earnings on these policies will offset the cost of the program. In addition, Commerce Corp will receive death benefit payments upon the death of the director. The proceeds will permit Commerce Corp to “complete” the Deferral Plan as the director originally intended if the director dies prior to the completion of the Deferral Plan. The disbursement of deferred fees is accelerated at death and commences one month after the director dies. In the event of the director’s disability prior to attainment of his benefit eligibility date, the director may request that the Board permit him to receive an immediate disability benefit equal to the annualized value of the director’s deferral account.

To date, two of the directors are currently deferring their fees. For the years 2004, 2005 and 2006, Commerce Corp accrued expenses of $75,000, $75,000, and $79,000, respectively, to account for its obligation to pay deferred fees.

Director Compensation

					Change in
					Pension
					Value
					and
	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	or Paid	Stock	Options	Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d) (1)	(e)	(f)	(g)	(h)
Frank G. Bisceglia (2)	$50,900	-	$24,882	-	$19,600	-	$95,382
James R. Blair (3)	$44,692	-	$24,882	-	$10,400	-	$79,974
Jack W. Conner (4)	$36,900	-	$24,882	-	$7,300	-	$69,082
Robert T. Moles (5)	$40,000	-	$24,882	-	$7,800	-	$72,682
Louis ("Lon") O. Normandin (6)	$43,200	-	$24,882	-	$12,300	-	$80,382
Jack L. Peckham (7)	$34,100	-	$24,882	-	$18,100	-	$77,082
Humphrey P. Polanen (8)	$33,700	-	$24,882	-	$16,100	-	$74,682
Charles J. Toeniskoetter (9)	$38,900	-	$24,882	-	$13,700	-	$77,482
Ranson W. Webster (10)	$34,100	-	$24,882	-	$10,500	-	$69,482

(1)
Each of our non-employee directors was granted 3,300 shares of stock options under the Commerce Corp 2004 Stock Option Plan on August 3, 2006 at an exercise price of $23.85 (the fair market value of the shares on the date of grant). The options vest daily over 4 years beginning August 3, 2006 and have term of 10 years.Holds 28,150 outstanding shares of stock options under the Commerce Corp 1994 and 2004 Stock Option Plans with an average exercise price of $11.86 at December 31, 2006.

(2)	Holds 28,150 outstanding stock options under the Commerce Corp 1994 and 2004 Stock Option Plans with an average exercise price of $11.86 at December 31, 2006.

(3)	Holds 13,300 outstanding stock options under the Commerce Corp 1994 and 2004 Stock Option Plans with an average exercise price of $14.10 at December 31, 2006.

(4)	Holds 13,300 outstanding stock options under the Commerce Corp 1994 and 2004 Stock Option Plans with an average exercise price of $19.14 at December 31, 2006.

(5)	Holds 13,300 outstanding stock options under the Commerce Corp 1994 and 2004 Stock Option Plans with an average exercise price of $19.14 at December 31, 2006.

(6)	Holds 4,695 outstanding stock options under the Commerce Corp 1994 and 2004 Stock Option Plans with an average exercise price of $21.86 at December 31, 2006.

(7)	Holds 28,150 outstanding stock options under the Commerce Corp 1994 and 2004 Stock Option Plans with an average exercise price of $11.86 at December 31, 2006.

(8)	Holds 23,200 outstanding stock options under the Commerce Corp 1994 and 2004 Stock Option Plans with an average exercise price of $13.27 at December 31, 2006.

(9)	Holds 20,800 outstanding stock options under the Commerce Corp 1994 and 2004 Stock Option Plans with an average exercise price of $12.24 at December 31, 2006.

(10)	Holds 13,300 outstanding stock options under the Commerce Corp 1994 and 2004 Stock Option Plans with an average exercise price of $17.26 at December 31, 2006.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis to be included in the Heritage Commerce Corp 2007 Annual Meeting of Shareholders Schedule 14A Proxy Statement, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy Statement”). Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Heritage Commerce Corp Proxy Statement.

                                                               Compensation and Benefits Committee

                                                                Frank G. Bisceglia
                                                                Robert T. Moles
                                                                Jack L. Peckman, Committee Chair
                                                                Ranson W. Webster

PERFORMANCE GRAPH

The following graph compares the stock performance of Commerce Corp from December 31, 2001 to December 31, 2006, to the performance of several specific industry indices. The performance of the S&P 500 index, Nasdaq Stock Index and Nasdaq Bank Stocks were used as comparisons to Commerce Corp’s stock performance. Management believes that a performance comparison to these indices provides meaningful information and has therefore included those comparisons in the following graph.

	Period Ending
Index	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05	12/31/06
Heritage Commerce Corp *	100.00	102.29	135.23	194.74	200.76	221.31
S&P 500 *	100.00	76.63	96.85	105.56	108.73	123.54
NASDAQ - Total US*	100.00	68.47	102.72	111.54	113.07	123.84
NASDAQ Bank Index*	100.00	104.42	135.67	150.58	144.06	159.92

* Source: SNL Financial Bank Information Group - (434) 977-1600

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by Heritage Commerce Corp’s Board of Directors (Board), the Heritage Commerce Corp Audit Committee (Committee) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of Commerce Corp. During fiscal 2006, the Committee met 6 times, and the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the CFO, controller and independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and Commerce Corp that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of Commerce Corp’s internal controls and the internal audit functions, organization, responsibilities, budget and staffing. The Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed the audited financial statements of Commerce Corp as of and for fiscal year ended December 31, 2006 with management and the independent auditors. Management has the responsibility for the preparation of Commerce Corp’s financial statements and the independent auditors have the responsibility for auditing those statements.

Based on the above-mentioned review and discussion with management and the independent auditors, the Committee recommended to the Board that Commerce Corp’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Heritage Commerce Corp
Audit Committee

Jack W. Conner
Humphrey P. Polanen, Chairman
Louis (“Lon”) O. Normandin
Jack L. Peckham

March 13, 2007

The Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Act of 1934, and shall not otherwise be deemed filed under these acts.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed Crowe Chizek and Company LLP (“Crowe Chizek”) as its independent registered public accounting firm to conduct the audit of Commerce Corp’s consolidated financial statements for the year ended December 31, 2006. A representative of Crowe Chizek is expected to be present at the Annual Meeting of Shareholders to respond to questions and to make a statement if so desired.

Independent Registered Public Accounting Firm Fees

The following table summarizes the aggregate fees billed to Heritage Commerce Corp by its independent auditor:

Category of Services	Fiscal Year 2006 (1)	Fiscal Year 2005 (2)
Audit Fees(3)	$466,200	$505,000
Audit-Related Fees(4)	29,000	54,000
Tax Fees(5)	66,675	88,000
All Other Fees(6)	44,450	0
Total Accounting Fees	$606,325	$647,000

(1)	Fees billed by Crowe Chizek and Company LLP.

(2)	Fees billed by Crowe Chizek and Company LLP and Deloitte & Touche LLP.

(3)
Fees for audit services for 2006 and 2005 consisted of the audit of Commerce Corp’s annual financial statements, review of financial statements included in Commerce Corp’s Quarterly Reports on Form 10-Q, consents and other services related to SEC matters, and the attestation related to management’s assertion on the effectiveness of Commerce Corp’s financial reporting controls as required by section 404 of the Sarbanes-Oxley Act Of 2002.

(4)	Fees for audit related services for 2006 and 2005 consisted of financial accounting and reporting consultations and audits of the financial statements of Commerce Corp’s employee benefit plans.

(5)	Fees for tax services for 2006 and 2005 consisted of tax compliance and tax planning and advice.

•
Fees for tax compliance services totaled $56,250 and $84,000 in 2006 and 2005, respectively. Tax compliance services are those rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings. Such services consisted primarily of federal and state income tax return assistance and assistance with tax credits.

•
Fees for tax planning and advice services totaled $10,425 and $4,000 in 2006 and 2005, respectively. Tax planning and advice services are generally those rendered with respect to proposed transactions. The fees for 2006 related to the proposed acquisition of Diablo Valley Bank. For 2005, such services consisted of planning related to bank owned life insurance, certain tax credits and deferred compensation planning.

(6)
Fees for all other services in 2006 consisted of consultation services regarding the proposed acquisition of Diablo Valley Bank, including assistance with due diligence, and consultation with management on various other accounting matters.

The ratio of tax planning and advice fees and all other fees to audit fees, audit related fees and tax compliance fees was 10% and 1.0% for 2006 and 2005, respectively.

In considering the nature of the services provided by the independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firm and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Approval Policy

The services performed by the independent registered public accounting firm in 2006 and 2005 were approved in accordance with the approval policies and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that the independent registered public accounting firm may perform. The policy requires a description of the services expected to be performed by the independent registered public accounting firm in each of the Disclosure Categories be presented to the Audit Committee for approval.

Services provided by the independent auditors were approved following the policies and procedures of the Audit Committee.

Any requests for audit, audit-related, tax, and other services not previously approved must be submitted to the Audit Committee for specific approval and cannot commence until such approval has been granted. Normally, approval is provided at regularly scheduled meetings. However, the authority to grant specific approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific approval.

OTHER BUSINESS

If any matters not referred to in this Proxy Statement come before the meeting, including matters incident to the conduct of the meeting, the proxy holders will vote the shares represented by proxies in accordance with their best judgment. Management is not aware of any other business to come before the meeting and, as of the date of the preparation of this Proxy Statement, no shareholder has submitted to management any proposal to be acted upon at the meeting.
SHAREHOLDER PROPOSALS

Under certain circumstances, shareholders are entitled to present proposals at shareholders’ meetings, provided that the proposal is presented in a timely manner and in a form that complies with applicable regulations. Any shareholder proposals intended to be presented for consideration at the 2008 Annual Meeting of shareholders, and to be included in Commerce Corp’s Proxy Statement for that meeting under SEC Rule 14a-8, must be received by Commerce Corp for inclusion in the proxy statement and form of proxy for that meeting no later than December 11, 2007 in a form that complies with applicable regulations. If the date of next year’s Annual Meeting is moved more than 30 days before or after the anniversary of this year’s Annual Meeting, the deadline for inclusion is instead a reasonable time before Commerce Corp begins to print and mail.

For a shareholder proposal to be presented at the Annual Meeting that is not intended to be included in the Commerce Corp proxy statement under SEC Rule 14a-8, the proposal must be submitted at least forty-five days before the date this proxy statement and form of proxy is first mailed to shareholders. If the date of next year’s Annual Meeting is more than 30 days before or after the anniversary of this year’s Annual Meeting the deadline for submitting a proposal is instead a reasonable time before Commerce Corp begins to print and mail its proxy materials.

A copy of Commerce Corp’s annual report on Form 10-K (excluding exhibits) is being sent to shareholders along with this Proxy Statement. The Form 10-K is also available on our website: www.heritagecommercecorp.com. To obtain an additional copy without charge, please contact Rebecca Levey at (408) 947-6900.

                               HERITAGE COMMERCE CORP

                                /s/ Rebecca A. Levey
                               Rebecca A. Levey
                               Corporate Secretary
San Jose, California
April 6, 2007

EXHIBIT A

HERITAGE COMMERCE CORP
AUDIT COMMITTEE CHARTER

(As adopted/amended by the Board of Directors on March 15, 2005)

I.   PURPOSE

The purpose of the Audit Committee of the Board of Directors of Heritage Commerce Corp is to (A) assist Board oversight of (a) the integrity of Commerce Corp’s financial statements, (b) Commerce Corp’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, and (d) the performance of Commerce Corp’s internal audit function and independent auditors, and (B) prepare the report that the rules of the Securities and Exchange Commission (“SEC” or “Commission”) require be included in Commerce Corp’s annual Proxy Statement.

II.   RESPONSIBILITIES OF AUDIT COMMITTEE

The Audit Committee has the specific responsibilities and authority necessary to comply with Rule 10A-3(b)(2), (3), (4) and (5) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) relating to: (i) registered public accounting firms, (ii) complaints relating to accounting, internal accounting controls or auditing matters, (iii) authority to engage advisors, and (iv) funding as determined by the Audit Committee, all as described in more detail in the provisions of this Charter.

The Board of Directors recognizes that Commerce Corp’s management is responsible for preparing Commerce Corp’s financial statements and providing an appropriate system of internal controls, and that independent auditors are responsible for auditing the financial statements and reviewing Commerce Corp’s internal controls. In fulfilling these responsibilities, the independent auditors are ultimately accountable to the Audit Committee and management is ultimately accountable to the Audit Committee and the Board of Directors.

Nothing in this Charter should be construed to imply that the Audit Committee is required to provide or does provide any assurance or certification as to Commerce Corp’s financial statements or as to its compliance with laws, rules or regulations.

In order to fulfill its oversight responsibility, the Audit Committee must be capable of conducting free and open discussions with management, internal and independent auditors, employees and others regarding the quality of the financial statements and the system of internal controls.

The specific duties of the Audit Committee shall be as follows:

Independent Auditors

1.
Appoint independent auditors, subject, if appropriate, to shareholder ratification, and review and evaluate their performance throughout the year. The evaluation should include the review and evaluation of the lead partner of the independent auditor. In making its evaluation, the audit committee should take into account the opinions of management and Commerce Corp’s internal auditors.

2.	Replace independent auditors where the Committee deems it appropriate.

3.	Review and approve fee arrangements for independent auditors.

4.	Ensure the auditor’s independence by:

(i)	requiring that the auditors annually submit to the Audit Committee a formal written statement delineating all relationships between the auditors and Commerce Corp;

(ii)
actively engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact their objectivity and independence, including the matters required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees (as it may be modified or supplemented);

(iii)	reviewing any relationships between the auditors and Commerce Corp, or any other relationship, that may adversely affect the auditors’ independence;

(iv)	reviewing and approving any management consulting engagements or any other non-audit services proposed to be undertaken by such auditors on behalf of Commerce Corp; and

(v)	setting clear policies defining the circumstances under which Commerce Corp is permitted to hire former employees of the independent auditors.

5.	Annually require the auditors to confirm in writing their understanding of the fact that they are ultimately accountable to the Audit Committee.

6.	Annually review the auditors’ proposed audit plan and approach, as well as staffing and timing of the audit and related matters.

7.
Review, at least annually, the auditor’s report on its internal quality controls and any material issues and the steps taken and to be taken to deal with issues raised by the independent auditor’s internal quality review, peer review, or inquiry by governmental or professional organizations, at any time within the past five years.

8.	Obtain from management, review and approve a description of issues and responses whenever a second opinion is proposed by management to be sought from another outside accountant.

9.	Require the auditors to rotate every five years the lead or coordinating audit partner in charge of Commerce Corp’s audit and the audit partner responsible for reviewing the audit.

10.
Periodically consider the advisability of rotating the independent audit firm to be selected as Commerce Corp’s independent auditors. The audit committee should present its conclusions with respect to the independent auditors to the full Board.

Financial Statements

11.	Review major issues regarding accounting principles and financial statement presentations, including:

(i)	any significant changes in Commerce Corp’s selection or application of accounting principles;

(ii)	any major issues as to the adequacy of Commerce Corp’s internal controls and any special audit steps adopted in light of material control deficiencies;

(iii)
analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

(iv)	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of Commerce Corp; and

(v)
the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as review any financial information and earnings guidance provided to analysts and rating agencies.

12.	Require Commerce Corp’s auditors to timely report to the Committee:

(i)	all critical accounting policies and practices to be used;

(ii)
all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the issuer, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the registered public accounting firm; and

(iii)	other material written communications between the registered public accounting firm and the management of the issuer, such as any management letter or schedule of unadjusted differences.

13.	Reviewing all off-balance sheet transactions for compliance with applicable accounting rules and legal disclosure rules.

14.
Conduct with the independent auditors a post-audit, pre-issuance review of Commerce Corp’s annual financial statements, the auditors’ opinion thereon, and any problems, difficulties or disagreements with management encountered by the auditors during the course of the audit, and management’s response, including reviewing with the auditors:

(i)	any restrictions on the scope of the independent auditors’ activities or on access to requested information;

(ii)	any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise);

(iii)	any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement;

(iv)	any “management” or “internal control” letter issued, or proposed to be issued, by the auditors to Commerce Corp; and

(v)	the responsibilities, budget and staffing of Commerce Corp’s internal audit function.

15.
Discuss the quarterly and annual financial statements with the appropriate officers and/or employees of Commerce Corp and with the independent auditors, including Commerce Corp’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

16.
Discuss with the auditors the matters required to be discussed by relevant auditing standards, including the quality, and not just the acceptability, of the accounting principles and underlying estimates used in the statements.

17.	If the Committee finds the annual financial statements acceptable, to recommend to the Board of Directors that they be included in Commerce Corp’s annual report on Form 10-K.

18.	Prepare a report to the shareholders of Commerce Corp in each Proxy Statement, as required by the rules of the SEC.

19.
Review and discuss with Commerce Corp’s financial management and the independent auditors the quarterly earnings releases (paying particular attention to any use of “pro forma,” or “adjusted” or other non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

20.	Review the schedule of unrecorded adjustments to Commerce Corp’s financial statements and the reasons underlying Commerce Corp’s assessment of the immateriality of such adjustments.

21.
Review prior to publication or filing and approve such other Company financial information, including appropriate regulatory filings and releases that include financial information, as the Committee deems desirable.

Internal Accounting and Control Functions

22.	Review the adequacy of Commerce Corp’s system of internal accounting and financial control.

23.
Annually review the quality of internal accounting and financial control, the auditors’ report or opinion thereon and any recommendations the auditors may have for improving or changing Commerce Corp’s internal controls, as well as management’s letter in response thereto and any other matters required to be discussed under Statement of Auditing Standards No. 61 (as it may be modified or supplemented).

24.
Discuss policies with respect to Commerce Corp’s risk assessment and risk management, and review Commerce Corp’s major financial risk exposures and the steps management has taken and proposes to take to monitor and control such exposures. Oversee Commerce Corp’s Risk Management Steering Committee.

25.	Appoint and evaluate Commerce Corp’s Senior Vice President, Audit Liaison Officer.

26.	Review and approve the budgets and staffing for the Internal Audit Department.

27.	Annually review the results of the Internal Audit Department’s reviews and audits.

28.
Review for approval all related party transactions for potential conflict of interest situations. The term “related party transaction” shall refer to transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

29.	Review proposed future internal audit plans.

III.   REPORTING RESPONSIBILITIES

30.
Regularly report its activities, concerns, conclusions and recommendations to the Board of Directors, reviewing with the Board any issues that arise with respect to the quality or integrity of Commerce Corp’s financial statements, Commerce Corp’s compliance with legal or regulatory requirements, the performance and independence of Commerce Corp’s independent auditors, or the performance of the internal audit function.

IV.   AUTHORITY OF COMMITTEE

31.
The Audit Committee and each of its members may communicate directly and/or privately with Commerce Corp’s directors, officers, employees, consultants, agents, internal auditors, independent auditors, attorneys-in-fact, counsel and advisors, and any and all third parties, and require the full cooperation of all such persons, in the performance of the Committee’s functions.

32.
The Committee may cause an investigation to be made into any matter within the scope of its responsibilities under this Charter as the Committee deems necessary, or as otherwise authorized, requested or directed by the Board of Directors. The Committee may require Company personnel to assist in any such investigation, and may engage independent resources to assist in such investigations as it deems necessary.

33.
The Chair of the Audit Committee is authorized and empowered to expend corporate funds to retain and secure independent auditors for Commerce Corp and such consultants, advisors, attorneys, investigatory services or other expert advice and assistance, and to fund ordinary administrative expenses of the Audit Committee, as are necessary or appropriate to carry out its duties under these resolutions and this Charter, including the authority and power to sign, execute and deliver any and all such checks, drafts, vouchers, receipts, notes, documents, contracts and any other instruments whatsoever, as he or she shall deem appropriate, in the name and on behalf of Commerce Corp.

V.   COMMITTEE MEMBERSHIP

34.	The membership of the Audit Committee shall consist of three or more directors, each of whom shall:

(i)	have been appointed by the Board of Directors; and

(ii)
have been determined by the Board of Directors to fulfill the requirements for membership on the Committee as provided in the federal securities laws, the rules of the SEC thereunder and the rules of NASDAQ, as such provisions may be amended from time to time.

35.
No member of the Audit Committee, including the Chair, may simultaneously serve on the audit committee of more than two other corporations besides Commerce Corp, unless the Board of Directors determines that such simultaneous service would not impair the director’s ability to effectively serve on Commerce Corp’s Audit Committee and such determination is disclosed in Commerce Corp’s Proxy Statement relating to its annual meetings of shareholders.

36.
The Board of Directors reserves all authority permitted under the rules of the Commission and the relevant listing authority in connection with any matter referred to in this Charter, including but not limited to the determination of independence of Audit Committee members.

VI.    MEETINGS

37.	The Audit Committee shall meet as often as necessary to fulfill its functions as determined by the Committee, but no less than four times annually.

38.
At least quarterly, the Committee shall hold separate, private meetings without other members of management present, with each of Commerce Corp’s Chief Financial Officer, counsel, Controller, Vice President, Audit Liaison Officer, Compliance Officer, and Commerce Corp’s independent auditor; and, each such person shall have free and direct access to the Committee and any of its members.

39.
Prior to the beginning of each fiscal year, the Chair shall draft a proposed schedule of the Committee’s activities for the coming year, and the times at which such activities shall occur, including preliminary agendas for each proposed meeting of the Committee, which shall be submitted to the Committee for its review and approval, with such changes as the Committee shall determine to be appropriate.

40.
Each Committee member is required to attend at least 75 percent of the aggregate of (1) the total number of meetings of the Board of Directors of Commerce Corp (held during the period for which he or she has been a director) and (2) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served), including but not limited to meetings of the Audit Committee.

VII.   COMPLAINTS

41.
All complaints received by the Committee relating to accounting, internal accounting controls or auditing matters shall be retained and reviewed by the Committee. Upon receipt of a complaint, the Chair of the Committee shall assign the complaint to any one or more members of the Committee (including the Chair) for preliminary review, and may authorize the use or engagement of such counsel, accountants, investigators or other assistance as the Chair, in the exercise of his or her discretion, shall determine to be appropriate under the circumstances.

42.	Management shall retain the original of all such complaints until further notice by the Committee.

43.
At least annually, management shall ensure that each employee of Commerce Corp is advised in writing (including by any form of electronic transmission which provides the employee the ability to reproduce a written copy of such transmission) that he or she may submit, on a confidential and anonymous basis, complaints regarding accounting, internal accounting controls, or auditing matters and concerns regarding questionable accounting or auditing matters. The advice shall include the name and business address of the Chair of the Committee and shall inform employees that they should direct their complaints to the Chair, in writing, at such address.

VIII.    ANNUAL PERFORMANCE EVALUATION OF THE COMMITTEE

44.	The Committee shall conduct an annual self-evaluation of its performance focusing on the quality of the Committee’s review of:

(i)
major issues regarding accounting principles and financial statement presentations, including any significant changes in Commerce Corp’s selection or application of accounting principles, and major issues as to the adequacy of Commerce Corp’s internal controls and any special audit steps adopted in light of material control deficiencies;

(ii)
analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

(iii)	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of Commerce Corp; and

(iv)
earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

IX.    AUDIT COMMITTEE FINANCIAL EXPERT

45.
The Board of Directors has determined that Mr. Jack W. Conner has: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions.

X.    GENERAL

46.	Annually review this Audit Committee Charter, and any provisions of Commerce Corp’s Bylaws which refer to the Audit Committee, and propose to the Board of Directors necessary or appropriate revisions.

REVOCABLE PROXY - HERITAGE COMMERCE CORP
SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Heritage Commerce Corp (“Commerce Corp”) hereby nominates, constitutes and appoints Walter T. Kaczmarek and William J. Del Biaggio, Jr., and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote at the Annual Meeting of Shareholders of the Company to be held at the Company’s offices, 150 Almaden Boulevard, San Jose, California, on May 25, 2006 at 1:00 p.m. and any adjournment thereof, as fully and with the same force and effect as the undersigned might or could do if present, as follows:

Vote by Internet, Telephone or Mail
24 Hours a Day - 7 Days a Week
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	TELEPHONE	Mail
www.proxyvoting.com/htbk	1-888-426-7035

Use the Internet to Vote your proxy.	Use any touch-tone telephone to vote	Mark, sign and date your proxy card
Have your proxy card in hand when	your proxy. Have your proxy card in	and return it in the enclosed postage-
you access the website. You will be	hand when you call. You will be	paid envelope.
prompted to enter your control number,	prompted to enter your control
located in the box below, to create and	number, located in the box below,
submit and electronic ballot.	and then follow the directions given.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

‚     DETACH PROXY CARD HERE     ‚

HERITAGE COMMERCE CORP
1. To elect the following nominees to serve as directors of Commerce Corp for terms expiring at the 2007 Annual Meeting of Shareholders.				Please Detach Here ‚ You must Detach This Portion of the Proxy Card ‚ Before Returning it in the Enclosed Envelope
ELECTION OF DIRECTORS	FOR all nominees listed below except as indicated to the contrary below	WITHHOLD AUTHORITY to vote for all nominees listed below	EXCEPTIONS

Director Nominees: (01)Frank G. Bisceglia, (02)James R. Blair, (03)Jack W. Conner, (04)William J. Del Biaggio, Jr., (05)Walter T. Kaczmarek, (06)Robert T. Moles, (07)Louis(“Lon”) O. Normandin, (08)Jack L. Peckham,(09) Humphrey P. Polanen,(10)Charles J. Toeniskoetter, (11)Ranson W. Webster

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name on the space below.)
EXCEPTIONS

2. To approve an amendment to the Heritage Commerce Corp 2004 Stock Option Plan to increase the number of shares for issuance.
☐ FOR	☐ AGAINST	☐ ABSTAIN
3. To consider and transact such other business as may be properly brought before this meeting.
I (WE) DO ☐ DO NOT ☐ EXPECT TO ATTEND THE MEETING
This Proxy will be voted as directed by the Shareholder or, if no instructions are given by the Shareholder, the Proxy Holders will vote “FOR” each of the foregoing proposals.
If any other business is presented at said meeting, this Proxy shall be voted in accordance with the recommendations of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

When signing as attorney, executor, officer, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

Date:,   ____________________________________, 2007
________________________
                             Signature of Shareholder(s)________________________
                                      (Print Name)
________________________
                             Signature of Shareholder(s)
________________________
                                      (Print Name)